Exhibit 10.1

SERIES D PREFERRED STOCK PURCHASE AGREEMENT

THIS SERIES D PREFERRED STOCK PURCHASE AGREEMENT is made as of the 30th day of December 2008 by and among International Stem Cell Corporation, a Delaware corporation (the "Company"), the investors listed on Exhibit A attached to this Agreement (each a "Purchaser" and together the "Purchasers").

The parties hereby agree as follows:

1.           Purchase and Sale of Preferred Stock.

1.1	Sale and Issuance of Series D Preferred Stock.

1.1.1
The Company shall adopt and file with the Secretary of State of the State of Delaware on or before the Initial Closing (as defined below) the Certificate of Designation in the form of Exhibit B attached to this Agreement (the "Certificate").

1.1.2
Subject to the terms and conditions of this Agreement, each Purchaser agrees to purchase at the Closing (as defined below) and the Company agrees to sell and issue to each Purchaser at the Closing that number of shares of Series D Preferred Stock, $.001 par value per share (the "Series D Preferred Stock"), set forth opposite each Purchaser's name on Exhibit A, at a purchase price of $100,000 per share. The shares of Series D Preferred Stock issued to the Purchasers pursuant to this Agreement (including any shares issued at the Initial Closing and any Additional Shares, as defined below) shall be referred to in this Agreement as the "Shares."

1.2	Closing; Delivery.

1.2.1
The initial purchase and sale of the Shares shall take place remotely via the exchange of documents and signatures, at 10:00 a.m., on December 30, 2008, or at such other time and place as the Company and the Purchasers mutually agree upon, orally or in writing (which time and place are designated as the "Initial Closing"). In the event there is more than one closing, the term "Closing" shall apply to each such closing unless otherwise specified.

1.2.2
At each Closing, the Company shall deliver to each Purchaser a certificate representing the Shares being purchased by such Purchaser at such Closing against payment of the purchase price therefor by wire transfer to a bank account designated by the Company.

1.3	Sale of Additional Shares of Preferred Stock.

1.3.1
After the Initial Closing, the Company shall sell, on the same terms and conditions as those contained in this Agreement, up to forty (40) additional shares (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or similar recapitalization affecting such shares) of Series D Preferred Stock (the "Additional Shares"), to one or more purchasers (the "Additional Purchasers") as follows:

Tranche	Price	No. of Shares	Closing Date

Second	$1,000,000	10	February 5, 2009
Third	$1,000,000	10	March 20,2009
Fourth	$1,000,000	10	June 30, 2009
Fifth	$1,000,000	10	September 20, 2009

The purchase of the Second tranche shall be subject to the fulfillment of the closing conditions set forth in section 4 hereof, and shall be further subject to Purchaser's determination that no Material Adverse Effect has occurred with respect to the Company. The Third, Fourth and Fifth tranches may be purchased at the Purchasers' sole option and in their sole discretion. The Purchasers shall give the Company thirty (30) days' prior written notice from the Closing Date of their intention to purchase each optional tranche. To extent the Purchasers fail to exercise their option to purchase the Additional Shares at any of the optional tranches, all rights Purchasers may have to purchase Additional Shares at future optional tranches shall then expire.

1.4
Use of Proceeds. $500,000.00 of the proceeds from the Initial Closing shan be used to effect a partial payoff the OlD Senior Secured Convertible Note dated May 14, 2008 currently held by Gemini Master Fund Ltd. (the "Gemini Note"). The remainder of the Gemini Note shall be paid in full using the proceeds from the second tranche. Thereafter, the Company shall use the net proceeds from the sale of the Shares and the Additional Shares for working capital purposes and will not use the proceeds for (a) the satisfaction of any portion of the Company's debt (other than payment of trade payables in the ordinary course of the Company's business and prior practices), (b) the redemption of any common stock or common stock equivalents, (c) the settlement of any outstanding litigation, or (d) making any investments in securities or otherwise purchasing any equity or debt securities, including without limitation purchasing any corporate, governmental, municipal or auction-rate bonds or other debts instruments (whether at auction, in the open market or otherwise), any commercial or chattel paper, or any certificates of deposit, or investing in any money market or mutual funds, except short term securities issued by or guaranteed by the United States government or an agency thereof or money market funds comprised of such securities.

1.5	Defined Terms Used in this Agreement. In addition to the terms defined above, the following terms used in this Agreement shall be construed to have the meanings set forth or referenced below.

"Affiliate" means, with respect to any specified Person, any other Person who, directly or indirectly, controls, is controlled by, or is under common control with such Person, including, without limitation, any general partner, managing member, officer or director of such Person or any venture capital fund now or hereafter existing that is controlled by one or more general partners or managing members of, or shares the same management company with, such Person.

"Code" means the Internal Revenue Code of 1986, as amended.

"Common Stock Equivalents" means any securities of the Company or the Subsidiaries which would entitle the holder thereof to acquire at any time Common Stock, including, without limitation, any debt, preferred stock, rights, options, warrants or other instrument that is at any time convertible into or exercisable or exchangeable for, or otherwise entitles the holder thereof to receive, Common Stock.

"Company Intellectual Property" means all patents, patent applications, trademarks, trademark applications, service marks, tradenames, copyrights, trade secrets, licenses, domain names, mask works, information and proprietary rights and processes as are necessary to the conduct of the Company's business as now conducted and as presently proposed to be conducted.

"Employment Agreements" means the employment agreement between the Company and Rouslan Semechkin, and the employment agreement between the Company and Andrei Semechkin, in the forms attached as Exhibit C and Exhibit D, respectively, to this Agreement.

"Investors' Rights Agreement" means the agreement among the Company and the Purchasers [and certain other stockholders of the Company] dated as of the date of the Initial Closing, in the form of Exhibit E attached to this Agreement.

"Key Employee" means any executive-level employee (including division director and vice president-level positions) as well as any employee or consultant who either alone or in concert with others develops, invents, programs or designs any Company Intellectual Property.

"Knowledge," including the phrase "to the Company's knowledge," shall mean the actual knowledge after reasonable investigation of the following officers: Jeffrey Janus, Kenneth C. Aldrich, and William B. Adams.

"Management Rights Letter" means the agreement between the Company and the Purchasers, dated as of the date of the Initial Closing, in the form of Exhibit F attached to this Agreement.

"Material Adverse Effect" means a material adverse effect on the business, assets (including intangible assets), liabilities, financial condition, property, prospects or results of operations of the Company.

"Person" means any individual, corporation, partnership, trust, limited liability company, association or other entity.

"Purchaser" means each of the Purchasers who is initially a party to this Agreement and any Additional Purchaser who becomes a party to this Agreement at a subsequent Closing under Section 1.3.

"Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

"Shares" means the shares of Series D Preferred Stock issued at the Initial Closing and any Additional Shares issued at a subsequent Closing under Section 1.3.

"Subsidiary" means any entity in which the Company owns thirty (30%) or more of the outstanding voting securities.

"Transaction Agreements" means this Agreement, the Investors' Rights Agreement, the Management Rights Letter, and the Employment Agreements.

2. Representations and Warranties of the Company.

The Company hereby represents and warrants to each Purchaser that, except disclosed in any SEC Report (as defined below) filed after January 1, 2008 or as set forth on the Disclosure
Schedule attached as Exhibit G to this Agreement, which exceptions shall be deemed to be part of the representations and warranties made hereunder, the following representations are true and complete as of the date of the Initial Closing, except as otherwise indicated. The Disclosure Schedule shall be arranged in sections corresponding to the numbered and lettered sections and subsections contained in this Section 2, and the disclosures in any section or subsection of the Disclosure Schedule shall qualify other sections and subsections in this Section 2 only to the extent it is readily apparent from a reading of the disclosure that such disclosure is applicable to such other sections and subsections.

For purposes of these representations and warranties, the term "the Company" shall include any Subsidiaries of the Company, unless otherwise noted herein.

2.1
Organization, Good Standing, Corporate Power and Qualification. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to carry on its business as presently conducted and as proposed to be conducted. The Company is duly qualified to transact business and is in good standing in each jurisdiction in which the failure to so qualify would have a Material Adverse Effect.

2.2
Capitalization. The capitalization of the Company is as set forth in Section 2.2 of the Disclosure Schedule (whether or not disclosed in SEC Reports), which Schedule 2.2 shall also include the number of shares of Common Stock owned beneficially, and of record, by Affiliates of the Company as of the date hereof if not already reported on Form 3 or Form 4. The Company has not issued any capital stock since its most recently filed periodic report under the Exchange Act, other than pursuant to the exercise of employee stock options under the Company's stock option plans, the issuance of shares of Common Stock to employees pursuant to the Company's employee stock purchase plans and pursuant to the conversion or exercise of Common Stock Equivalents outstanding as of the date of the most recently filed periodic report under the Exchange Act. No Person has any right of first refusal, preemptive right, right of participation, or any similar right to participate in the transactions contemplated by the Transaction Documents. Except as a result of the purchase and sale of the Securities or as described in the SEC Reports, there are no outstanding options, warrants, scrip rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities, rights or obligations convertible into or exercisable or exchangeable for, or giving any Person any right to subscribe for or acquire, any shares of Common Stock, or contracts, commitments, understandings or arrangements by which the Company or any Subsidiary is or may become bound to issue additional shares of Common Stock or Common Stock Equivalents. Except as set forth in the Disclosure Schedules, the issuance and sale of the Securities will not obligate the Company to issue shares of Common Stock or other securities to any Person (other than the Investor) and will not result in a right of any holder of Company securities to adjust the exercise, conversion, exchange or reset price under any of such securities. All of the outstanding shares of capital stock of the Company are validly issued, fully paid and nonassessable, have been issued in compliance with all federal and state securities laws, and none of such outstanding shares was issued in violation of any preemptive rights or similar rights to subscribe for or purchase securities. No further approval or authorization of any stockholder, the Board of Directors or others is required for the issuance and sale of the Securities. There are no stockholders agreements, voting agreements or other similar agreements with respect to the Company's capital stock to which the Company is a party or, to the knowledge of the Company, between or among any of the Company's stockholders.

2.3
Authorization. All corporate action required to be taken by the Company's Board of Directors and stockholders in order to authorize the Company to enter into the Transaction Agreements, and to issue the Shares at the Closing and the Common Stock issuable upon conversion of the Shares, has been taken or will be taken prior to the Closing. All action on the part of the officers of the Company necessary for the execution and delivery of the Transaction Agreements, the performance of all obligations of the Company under the Transaction Agreements to be performed as of the Closing, and the issuance and delivery of the Shares has been taken or will be taken prior to the Closing. The Transaction Agreements, when executed and delivered by the Company, shall constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their respective terms except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, or other laws of general application relating to or affecting the enforcement of creditors' rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies, or (iii) to the extent the indemnification provisions contained in the Investors' Rights Agreement [and the Indemnification Agreement] may be limited by applicable federal or state securities laws.

2.4
Valid Issuance of Shares. The Shares, when issued, sold and delivered in accordance with the terms and for the consideration set forth in this Agreement, will be validly issued, fully paid and nonassessable and free of restrictions on transfer other than restrictions on transfer under the Transaction Agreements, applicable state and federal securities laws and liens or encumbrances created by or imposed by a Purchaser. Assuming the accuracy of the representations of the Purchasers in Section 3 of this Agreement and subject to the filings described in Section 2.5(ii) below, the Shares will be issued in compliance with all applicable federal and state securities laws. The Common Stock issuable upon conversion of the Shares has been duly reserved for issuance, and upon issuance in accordance with the terms of the Certificate, will be validly issued, fully paid and nonassessable and free of restrictions on transfer other than restrictions on transfer under the Transaction Agreements, applicable federal and state securities laws and liens or encumbrances created by or imposed by a Purchaser. Based in part upon the representations of the Purchasers in Section 3 of this Agreement, and subject to Section 2.5 below, the Common Stock issuable upon conversion of the Shares will be issued in compliance with all applicable federal and state securities laws.

2.5
Governmental Consents and Filings. Assuming the accuracy of the representations made by the Purchasers in Section 3 of this Agreement, no consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any federal, state or local governmental authority is required on the part of the Company in connection with the consummation of the transactions contemplated by this Agreement, except for (i) the filing of the Certificate, which will have been filed as of the Initial Closing, and (ii) filings pursuant to Regulation D of the Securities Act, and applicable state securities laws, which have been made or will be made in a timely manner.

2.6
Litigation. There is no claim, action, suit, proceeding, arbitration, complaint, charge or investigation pending or to the Company's knowledge, currently threatened (i) against the Company or any officer, director or Key Employee of the Company arising out of their employment or board relationship with the Company; or (ii) that questions the validity of the Transaction Agreements or the right of the Company to enter into them, or to consummate the transactions contemplated by the Transaction Agreements. Neither the Company nor, to the Company's knowledge, any of its officers, directors or Key Employees is a party or is named as subject to the provisions of any order, writ, injunction, judgment or decree of any court or government agency or instrumentality (in the case of officers, directors or Key Employees, such as would affect the Company). There is no action, suit, proceeding or investigation by the Company pending or which the Company intends to initiate. The foregoing includes, without limitation, actions, suits, proceedings or investigations pending or threatened in writing (or any basis therefor known to the Company) involving the prior employment of any of the Company's employees, their services provided in connection with the Company's business, or any information or techniques allegedly proprietary to any of their former employers, or their obligations under any agreements with prior employers.

2.7
SEC Reports; Financial Statements. The Company has filed all reports, schedules, forms, statements and other documents required to be filed by the Company under the Securities Act and the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof, for the two years preceding the date hereof (or such shorter period as the Company was required by law or regulation to file such material) (the foregoing materials, including the exhibits thereto and documents incorporated by reference therein, being collectively referred to herein as the "SEC Reports") on a timely basis or has received a valid extension of such time of filing and has filed any such SEC Reports prior to the expiration of any such extension. As of their respective dates, the SEC Reports complied in all material respects with the requirements of the Securities Act and the Exchange Act, as applicable, and none of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The financial statements of the Company included in the SEC Reports comply in all material respects with applicable accounting requirements and the rules and regulations of the Commission with respect thereto as in effect at the time of filing. Such financial statements have been prepared in accordance with United States generally accepted accounting principles applied on a consistent basis during the periods involved ("GAAP"), except as may be otherwise specified in such financial statements or the Notes thereto and except that unaudited financial statements may not contain all footnotes required by GAAP, and fairly present in all material respects the financial position of the Company and its consolidated Subsidiaries as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, immaterial, year-end audit adjustments.

2.8
Material Changes. Since the date of the latest audited financial statements included within the SEC Reports, except as specifically disclosed in a subsequent SEC Report filed prior to the date hereof and for operating losses incurred in the ordinary course of business consistent with past losses, (i) there has been no event, occurrence or development that has had or that could reasonably be expected to result in a Material Adverse Effect, (ii) the Company has not incurred any liabilities (contingent or otherwise) other than (A) trade payables and accrued expenses incurred in the ordinary course of business consistent with past practice and (B) liabilities not required to be reflected in the Company's financial statements pursuant to GAAP or disclosed in filings made with the Commission, (iii) the Company has not altered its method of accounting, (iv) the Company has not declared or made any dividend or distribution of cash or other property to its stockholders or purchased, redeemed or made any agreements to purchase or redeem any shares of its capital stock and (v) the Company has not issued any equity securities to any officer, director or Affiliate, except pursuant to existing Company stock option plans. The Company does not have pending before the Commission any request for confidential treatment of information. Except for the issuance of the Securities contemplated by this Agreement or as set forth in the Disclosure Schedules, no event, liability or development has occurred or exists with respect to the Company or its Subsidiaries or their respective business, properties, operations or financial condition, that would be required to be disclosed by the Company under applicable securities laws at the time this representation is made or deemed made that has not been publicly disclosed at least two Trading Days prior to the date that this representation is made.

2.9
Labor Relations. No material labor dispute exists or, to the knowledge of the Company, is imminent with respect to any of the employees of the Company which could reasonably be expected to result in a Material Adverse Effect. None of the Company's or its Subsidiaries' employees is a member of a union that relates to such employee's relationship with the Company or such Subsidiary, and neither the Company nor any of its Subsidiaries is a party to a collective bargaining agreement, and the Company and its Subsidiaries believe that their relationships with their employees are good. No executive officer, to the knowledge of the Company, is, or is now expected to be, in violation of any material term of any employment contract, confidentiality, disclosure or proprietary information agreement or non-competition agreement, or any other contract or agreement or any restrictive covenant in favor of any third party, and the continued employment of each such executive officer does not subject the Company or any of its Subsidiaries to any liability with respect to any of the foregoing matters. The Company and its Subsidiaries are in compliance with all U.S. federal, state, local and foreign laws and regulations relating to employment and employment practices, terms and conditions of employment and wages and hours, except where the failure to be in compliance could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

2.10
Compliance. Neither the Company nor any Subsidiary (i) is in default under or in violation of (and no event has occurred that has not been waived that, with notice or lapse of time or both, would result in a default by the Company or any Subsidiary under), nor has the Company or any Subsidiary received notice of a claim that it is in default under or that it is in violation of, any indenture, loan or credit agreement or any other agreement or instrument to which it is a party or by which it or any of its properties is bound (whether or not such default or violation has been waived), (ii) is in violation of any order of any court, arbitrator or governmental body, or (iii) is or has been in violation of any statute, rule or regulation of any governmental authority, including without limitation all foreign, federal, state and local laws applicable to its business and all such laws that affect the environment, except in each case as could not have or reasonably be expected to result in a Material Adverse Effect.

2.11
Regulatory Permits. The Company and the Subsidiaries possess all certificates, authorizations and permits issued by the appropriate federal, state, local or foreign regulatory authorities necessary to conduct their respective businesses as described in the SEC Reports, except where the failure to possess such permits could not reasonably be expected to result in a Material Adverse Effect ("Material Permits"), and neither the Company nor any Subsidiary has received any notice of proceedings relating to the revocation or modification of any Material Permit.

2.12
Title to Assets. The Company and the Subsidiaries have good and marketable title in fee simple to all real property owned by them and good and marketable title in all personal property owned by them that is material to the business of the Company and the Subsidiaries, in each case free and clear of all Liens, except for Liens as do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company and the Subsidiaries and Liens for the payment of federal, state or other taxes, the payment of which is neither delinquent nor subject to penalties. Any real property and facilities held under lease by the Company and the Subsidiaries are held by them under valid, subsisting and enforceable leases with which the Company and the Subsidiaries are in compliance.

2.13
Patents and Trademarks. The Company and the Subsidiaries have, or have rights to use, all patents, patent applications, trademarks, trademark applications, service marks, trade names, trade secrets, inventions, copyrights, licenses and other intellectual property rights and similar rights necessary or material for use in connection with their respective businesses as described in the SEC Reports and which the failure to so have could have a Material Adverse Effect (collectively, the "Intellectual Property Rights"). Neither the Company nor any Subsidiary has received a notice (written or otherwise) that any of the Intellectual Property Rights used by the Company or any Subsidiary violates or infringes upon the rights of any Person. To the knowledge of the Company, all such Intellectual Property Rights are enforceable and there is no existing infringement by another Person of any of the Intellectual Property Rights. The Company and its Subsidiaries have taken reasonable security measures to protect the secrecy, confidentiality and value of all of their intellectual properties, except where failure to do so could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The Company has duly and properly filed or caused to be filed with the United States Patent and Trademark Office (the "PTO") and applicable foreign and international patent authorities all patent applications owned by the Company (the "Company Patent Applications"). To the knowledge of the Company, the Company has complied with the PTO's duty of candor and disclosure for the Company Patent Applications and has made no material misrepresentation in the Company Patent Applications. The Company is not aware of any information material to a determination of patentability regarding the Company Patent Applications not called to the attention of the PTO or similar foreign authority. The Company is not aware of any information not called to the attention of the PTO or similar foreign authority that would preclude the grant of a patent for the Company Patent Applications. The Company has no knowledge of any information that would preclude the Company from having clear title to the Company Patent Applications.

2.14
Insurance. The Company and the Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which the Company and the Subsidiaries are engaged, including, but not limited to, directors and officers insurance coverage at least equal to the aggregate Subscription Amount. Neither the Company nor any Subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business without a significant increase in cost.

2.15
Transactions with Affiliates and Employees. Except as set forth in the SEC Reports, none of the officers or directors of the Company and, to the knowledge of the Company, none of the employees of the Company is presently a party to any transaction with the Company or any Subsidiary (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, director or such employee or, to the knowledge of the Company, any entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee or partner, in each case in excess of $10,000 other than for (i) payment of salary or consulting fees for services rendered, (ii) reimbursement for expenses incurred on behalf of the Company and (iii) other employee benefits, including stock option agreements under any stock option plan of the Company.

2.16
Sarbanes-Oxley: Internal Accounting Controls. The Company is in material compliance with all provisions of the Sarbanes-Oxley Act of 2002 which are applicable to it as of the Closing Date. The Company and the Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management's general or specific authorization, and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The Company has established disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) for the Company and designed such disclosure controls and procedures to ensure that information required to be disclosed by the Company in the reports it files or submits under the Exchange Act is recorded, processed, summarized and reported, within the time periods specified in the Commission's rules and forms. The Company's certifying officers have evaluated the effectiveness of the Company's disclosure controls and procedures as of the end of the period covered by the Company's most recently filed periodic report under the Exchange Act (such date, the "Evaluation Date"). The Company presented in its most recently filed periodic report under the Exchange Act the conclusions of the certifying officers about the effectiveness of the disclosure controls and procedures based on their evaluations as of the Evaluation Date. Since the Evaluation Date, there have been no changes in the Company's internal control over financial reporting (as such term is defined in the Exchange Act) that has materially affected, or is reasonably likely to materially affect, the Company's internal control over financial reporting.

2.17
Certain Fees. No brokerage or finder's fees or commissions are or will be payable by the Investor to any broker, financial advisor or consultant, finder, placement agent, investment banker, bank or other Person with respect to the transactions contemplated by the Transaction Documents as a result of any action taken by the Company.

2.18
Private Placement. Assuming the accuracy of the Investor's representations and warranties set forth in Section 3.2, no registration under the Securities Act or under any state securities or blue sky laws ("Blue Sky Laws") is required for the offer and sale of the Securities by the Company to the Investor as contemplated hereby. The issuance and sale of the Securities hereunder does not contravene the rules and regulations of the OTC Bulletin Board.

2.19
Investment Company. The Company is not, and is not an Affiliate of, and immediately after receipt of payment for the Securities, will not be or be an Affiliate of, an "investment company" within the meaning of the Investment Company Act of 1940, as amended. The Company shall conduct its business in a manner so that it will not become subject to the Investment Company Act of 1940, as amended.

2.20	Registration Rights. No Person has any right to cause the Company to effect the registration under the Securities Act of any securities of the Company.

2.21
Listing and Maintenance Requirements. The Common Stock is registered pursuant to Section 12(g) of the Exchange Act, and the Company has taken no action designed to, or which to its knowledge is likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act nor has the Company received any notification that the Commission is contemplating terminating such registration. The Company has not, in the 12 months preceding the date hereof, received notice from any Trading Market on which the Common Stock is or has been listed or quoted to the effect that the Company is not in compliance with the listing or maintenance requirements of such Trading Market. The Company is, and has no reason to believe that it will not in the foreseeable future continue to be, in compliance with all such listing and maintenance requirements.

2.22
Application of Takeover Protections. The Company and the Board of Directors have taken all necessary action, if any, in order to render inapplicable any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or other similar anti-takeover provision under the Company's certificate of incorporation (or similar charter documents) or the laws of its state of incorporation that is or could become applicable to the Investor as a result of the Investor and the Company fulfilling their obligations or exercising their rights under the Transaction Documents, including without limitation as a result of the Company's issuance of the Securities and the Investor's ownership of the Securities.

2.23
Disclosure. Except with respect to the material terms and conditions of the transactions contemplated by the Transaction Documents, the Company confirms that neither it nor any other Person acting on its behalf has provided any of the Investor or their agents or counsel with any information that it believes constitutes or might constitute material, nonpublic information. The Company understands and confirms that the Investor will rely on the foregoing representation in effecting transactions in securities of the Company. All disclosure furnished by or on behalf of the Company to the Investor regarding the Company, its business and the transactions contemplated hereby, including the Disclosure Schedules to this Agreement, is true and correct and does not contain any untrue statement of a material fact or, when taken together, omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading. The press releases disseminated by the Company during the twelve months preceding the date of this Agreement taken as a whole do not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made and when made, not misleading. The Company acknowledges and agrees that Investor does not make nor has made any representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth in Section 3 hereof.

2.24
No Integrated Offering. Assuming the accuracy of the Investor's representations and warranties set forth in Section 3, neither the Company, nor any of its Affiliates, nor any Person acting on its or their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would cause this offering of the Securities to be integrated with prior offerings by the Company for purposes of (i) the Securities Act which would require the registration of any such securities under the Securities Act, or (ii) any applicable shareholder approval provisions of the OTC Bulletin Board or any Trading Market on which any of the securities of the Company are listed or designated.

2.25
Solvency. Based on the consolidated financial condition of the Company as of the Closing Date after giving effect to the receipt by the Company of the proceeds from the sale of the Securities hereunder, (i) the fair saleable value of the Company's assets exceeds the amount that will be required to be paid on or in respect of the Company's existing debts and other liabilities (including known contingent liabilities) as they mature, (ii) the Company's assets do not constitute unreasonably small capital to carry on its business as now conducted and as proposed to be conducted including its capital needs taking into account the particular capital requirements of the business conducted by the Company, and projected capital requirements and capital availability thereof, and (iii) the current cash flow of the Company, together with the proceeds the Company would receive, were it to liquidate all of its assets, after taking into account all anticipated uses of the cash, would be sufficient to pay all amounts on or in respect of its liabilities when such amounts are required to be paid. The Company does not intend to incur debts beyond its ability to pay such debts as they mature (taking into account the timing and amounts of cash to be payable on or in respect of its debt). The Company has no knowledge of any facts or circumstances which lead it to believe that it will file for reorganization or liquidation under the bankruptcy or reorganization laws of any jurisdiction within one year from the Closing Date.

2.26
Tax Status. Except for matters that would not, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect, the Company and each Subsidiary has filed all necessary federal, state and foreign income and franchise tax returns and has paid or accrued all taxes shown as due thereon, and the Company has no knowledge of a tax deficiency which has been asserted or threatened against the Company or any Subsidiary.

2.27
No General Solicitation. Neither the Company nor any person acting on behalf of the Company has offered or sold any of the Securities by any form of general solicitation or general advertising. The Company has offered the Securities for sale only to the Investor and certain other "accredited investors" within the meaning of Rule 501 under the Securities Act.

2.28
Foreign Corrupt Practices. Neither the Company, nor to the knowledge of the Company, any agent or other person acting on behalf of the Company, has (i) directly or indirectly, used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses related to foreign or domestic political activity, (ii) made any unlawful payment to foreign or domestic government officials or employees or to any foreign or domestic political parties or campaigns from corporate funds, (iii) failed to disclose fully any contribution made by the Company (or made by any person acting on its behalf of which the Company is aware) which is in violation of law, or (iv) violated in any material respect any provision of the Foreign Corrupt Practices Act of 1977, as amended.

2.29
Accountants. The Company's accounting firm is Vasquez & Company. To the knowledge and belief of the Company, such accounting firm (i) is a registered public accounting firm as required by the Exchange Act and (ii) shall express its opinion with respect to the financial statements to be included in the Company's Annual Report for the year ending December 31,2009.

2.30
No Disagreements with Accountants and Lawyers. There are no disagreements of any kind presently existing, or reasonably anticipated by the Company to arise, between the Company and the accountants and lawyers formerly or presently employed by the Company, and the Company is not aware of any circumstances with respect to its accountants or lawyers which could affect the Company's ability to perform any of its obligations under any of the Transaction Documents.

2.31
Regulation M Compliance. The Company has not, and to its knowledge no one acting on its behalf has, (i) taken, directly or indirectly, any action designed to cause or to result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of any of the Shares, (ii) sold, bid for, purchased, or paid any compensation for soliciting purchases of, any of the securities of the Company or (iii) paid or agreed to pay to any Person any compensation for soliciting another to purchase any other securities of the Company, other than, in the case of clauses (ii) and (iii), compensation paid to the Company's placement agent in connection with the placement of the Shares.

2.32
No Longer "Shell". The Company has not been a Shell Company since December 28,2006. The Company filed Form 10 Information with the Commission in accordance with the rules and regulations of the Commission under the Exchange Act on or about December 29,2006, and at all times since such date the Company has been subject to the reporting requirements of Section 13 or IS(d) of the Exchange Act and timely filed (or obtained extensions in respect thereof and filed within the applicable grace period) all reports and other materials required to be filed thereunder.

2.33
Clinical Studies. The clinical, pre-clinical and other studies and tests conducted by or on behalf of or sponsored by the Company or in which the Company or products or product candidates have participated that are described in the SEC Reports were and, if still pending, are being conducted in accordance in all material respects with all applicable federal, state or foreign statutes, laws, rules and regulations, as applicable (including, without limitation, those administered by the Food and Drug Administration of the U.S. Department of Health and Human Services (the "FDA") or by any foreign, federal, state or local governmental or regulatory authority performing functions similar to those performed by the FDA and current Good Laboratory and Good Clinical Practices) and in accordance with experimental protocols, procedures and controls pursuant to, where applicable, accepted professional scientific methods. The descriptions in the SEC Reports of the results of such studies, tests and trials are accurate and complete in all material respects and fairly present the published data derived from such studies, tests and trials. The Company has not received any notices or other correspondence from the FDA or any other foreign, federal, state or local governmental or regulatory authority performing functions similar to those performed by the FDA with respect to any ongoing clinical or pre-clinical studies or tests requiring the termination, suspension or material modification of such studies, tests or preclinical or clinical trials, which termination, suspension or material modification would reasonably be expected to result in a Material Adverse Effect. No filing or submission to the FDA or any other federal, state or foreign regulatory body, that is intended to be the basis for any approval, contains any material statement or material false information. The Company is in compliance with all applicable federal, state, local and foreign laws, regulations, orders and decrees governing their business as prescribed by the FDA, or any other federal, state or foreign agencies or bodies, including those bodies and agencies engaged in the regulation of pharmaceuticals or biohazardous substances or materials, except where noncompliance would not, singly or in the aggregate, result in a Material Adverse Effect.

3.	Representations and Warranties of the Purchasers.

Each Purchaser hereby represents and warrants to the Company, severally and not jointly, that:

3.1
Authorization. The Purchaser (i) has full power and authority to execute, deliver and perform this Agreement and the other Transaction Documents to which it is a party and to incur the obligations herein and therein and (ii) if applicable, has been authorized by all necessary corporate action to execute, deliver and perform this Agreement and the other Transaction Documents and to consummate the transactions contemplated hereby. Each of this Agreement and the other Transaction Documents is a valid and binding obligation of Purchaser enforceable in accordance with its terms, except as limited by applicable bankruptcy, reorganization, insolvency, moratorium or similar laws affecting the enforcement of creditors' rights and the availability of equitable remedies (regardless of whether such enforceability is considered in a proceeding at law or equity).

3.2	Securities Laws Representations and Covenants of Purchaser.

3.2.1
This Agreement is made with the Purchaser in reliance upon the Purchaser's representation to the Company, which by the Purchaser's execution of this Agreement the Purchaser hereby confirms, that the Securities to be received by the Purchaser will be acquired for investment for the Purchaser's own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof such that the Purchaser would constitute an "underwriter" under the Securities Act. The Purchaser has not granted any right to any other person to acquire the Securities purchased by the Purchaser or the Underlying Shares except as permitted by the Securities Act and Blue Sky Laws.

3.2.2
The Purchaser understands and acknowledges that the offering of the Securities pursuant to this Agreement will not be registered under the Securities Act or qualified under any Blue Sky Laws on the grounds that the offering and sale of the Securities are exempt from registration and qualification, respectively, under the Securities Act and the Blue Sky Laws, and that the Company's reliance upon such exemption is predicated upon the Purchaser's representations set forth in this Agreement.

3.2.3
The Purchaser covenants that it will not dispose of the Securities or the Underlying Shares except in compliance without registration under the Securities Act of 1933 or pursuant to an applicable exemption thereunder.

3.2.4
In connection with the investment representations made herein, the Purchaser represents that (i) the Purchaser is able to fend for itself in the transactions contemplated hereby; (ii) the Purchaser has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of the Purchaser's prospective investment in the Securities; (iii) the Purchaser has the ability to bear the economic risks of the Purchaser's prospective investment and can afford the complete loss of such investment; (iv) the Purchaser has received all the information it considers necessary or appropriate for deciding whether to purchase the Shares; (v) the Purchaser has been furnished with and has had access to such information as it has requested, including information to verify the accuracy of the information supplied; and (vi) the Purchaser has had access to officers of the Company and an opportunity to ask questions of and receive answers from such officers and has had all questions that have been asked by the Purchaser satisfactorily answered by the Company.

3.2.5
The Purchaser further represents by execution of this Agreement that the Purchaser qualifies as an "accredited investor" as such term is defined under Rule 501 promulgated under the Securities Act. Any Purchaser that is a corporation, a partnership, a trust or other business entity further represents by execution of this Agreement that it has not been organized for the purpose of purchasing the Securities.

3.2.6
By acceptance hereof, the Purchaser agrees that the Securities, the Underlying Shares and any shares of capital stock of the Company received in respect of the foregoing held by it may not be sold by the Purchaser without registration under the Securities Act or an exemption therefrom, and therefore the Purchaser may be required to hold such securities for an indeterminate period.

3.3
Legends. All certificates for the Securities, the Underlying Shares and each certificate representing any shares of capital stock of the Company received in respect of the foregoing, whether by reason of a stock split or share reclassification thereof, a stock dividend thereon or otherwise and each certificate for any such securities issued to subsequent transferees of any such certificate (unless otherwise permitted herein) shall bear the following legend:

"THE SECURITIES REPRESENTED BY THIS INSTRUMENT HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933. SUCH SECURITIES MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF REGISTRATION OR AN EXEMPTION THEREFROM UNDER SAID ACT."

In addition, such certificates shall bear any legend that, in the opinion of the Company's counsel, is required under the other Transaction Documents or pursuant to any state, local or foreign law governing the Securities and the Underlying Shares.

3.4
Brokers or Finders. The Purchaser represents and warrants that neither the Company nor the Purchaser has incurred, directly or indirectly, as a result of any action taken by the Purchaser (assuming that no unilateral action is taken by the Company), any liability for brokerage of finders' fees or agents' commissions or any similar charges in connection with this Agreement.

3.5
Acknowledgment of Reliance. The Purchaser hereby agrees and acknowledges that the Company has been induced to enter into this Agreement and to issue and sell the Shares hereunder, in part, based upon the representations, warranties and covenants of the Purchaser contained herein.

4.	Conditions to the Purchasers' Obligations at Closing.

The obligations of each Purchaser to purchase Shares at the Initial Closing or any subsequent Closing are subject to the fulfillment, on or before such Closing, of each of the following conditions, unless otherwise waived:

4.1	Representations and Warranties. The representations and warranties of the Company contained in Section 2 shall be true and correct in all respects as of such Closing.

4.2
Performance. The Company shall have performed and complied with all covenants, agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by the Company on or before such Closing.

4.3
Compliance Certificate. The Chief Executive Officer of the Company shall deliver to the Purchasers at such Closing a certificate certifying that the conditions specified in Section 4 have been fulfilled.

4.4
Qualifications. All authorizations, approvals or permits, if any, of any governmental authority or regulatory body of the United States or of any state that are required in connection with the lawful issuance and sale of the Shares pursuant to this Agreement shall be obtained and effective as of such Closing.

4.5
Opinion of Company Counsel. The Purchasers shall have received from DLA Piper, counsel for the Company, an opinion, dated as of the Initial Closing, in substantially the form of Exhibit H attached to this Agreement.

4.6
Board of Directors. As of the Initial Closing, the authorized size of the Board shall be seven (7), and the Board shall include Rouslan Semechkin as Series C Director, and Andrei Semechkin as Series D Director.

4.7
Investors' Rights Agreement. The Company and each Purchaser (other than the Purchaser relying upon this condition to excuse such Purchaser's performance hereunder )[ and the other stockholders of the Company named as parties thereto] shall have executed and delivered the Investors' Rights Agreement.

4.8	Employment Agreements. The Company and each of Rouslan Semechkin and Andrei Semechkin shall have executed and delivered the Employment Agreements.

4.9
Certificate of Designation. The Company shall have filed the Certificate of Designation with the Secretary of State of Delaware on or prior to the Closing, which shall continue to be in full force and effect as of the Closing.

4.10
Secretary's Certificate. The Secretary of the Company shall have delivered to the Purchasers at the Closing a certificate certifying (i) the Bylaws of the Company, and (ii) resolutions of the Board of Directors of the Company approving the Transaction Agreements and the transactions contemplated under the Transaction Agreements.

4.11
Proceedings and Documents. All corporate and other proceedings in connection with the transactions contemplated at the Closing and all documents incident thereto shall be reasonably satisfactory in form and substance to each Purchaser, and each Purchaser (or its counsel) shall have received all such counterpart original and certified or other copies of such documents as reasonably requested. Such documents may include good standing certificates.

4.12	Management Rights. A Management Rights Letter shall have been executed by the Company and delivered to each Purchaser to whom it is addressed.

5. Conditions of the Company's Obligations at Closing. The obligations of the Company to sell Shares to the Purchasers at the Initial Closing or any subsequent Closing are subject to the fulfillment, on or before the Closing, of each of the following conditions, unless otherwise waived:

5.l	Representations and Warranties. The representations and warranties of each Purchaser contained in Section 3 shall be true and correct in all respects as of such Closing.

5.2
Performance. The Purchasers shall have performed and complied with all covenants, agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by them on or before such Closing.

5.3
Qualifications. All authorizations, approvals or permits, if any, of any governmental authority or regulatory body of the United States or of any state that are required in connection with the lawful issuance and sale of the Share pursuant to this Agreement shall be obtained and effective as of the Closing.

5.4	Investors' Rights Agreement. Each Purchaser shall have executed and delivered the Investors' Rights Agreement.

5.5	Employment Agreements. The Company and each of Rouslan Semechkin and Andrei Semechkin shall have executed and delivered the Employment Agreements.

6. Miscellaneous.

6.1
Survival of Warranties. Unless otherwise set forth in this Agreement, the representations and warranties of the Company and the Purchasers contained in or made pursuant to this Agreement shall survive the execution and delivery of this Agreement and the Closing and shall in no way be affected by any investigation or knowledge of the subject matter thereof made by or on behalf of the Purchasers or the Company.

6.2
Successors and Assigns. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

6.3
Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of law,

6.4
Counterparts; Facsimile. This Agreement may be executed and delivered by facsimile signature and in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

6.5	Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

6.6
Notices. Any notice required or permitted hereunder shall be given in writing and shall be deemed effectively given upon personal delivery and if a fax number has been provided, upon delivery (with answerback confirmed), addressed to a party at its address and the fax number, if any, shown below or at such other address and fax number as such party may designate by three days advance notice to the other party.

Any notice to the Investor shall be sent to the addresses set forth on the signature pages hereof, with a copy to:

McLane, Graf, Raulerson & Middleton, Professional Association 900 Elm Street
P.o. Box 326
Manchester, NH 03105-0326
Attention: Thomas W. Hildreth, Esquire
Telephone: 603-628-1177
Fax: 603-625-5650

Any notice to the Company shall be sent to:

International Stem Cell Corporation
2595 Jason Court
Oceanside, CA 92056
Telephone: 760-940-6383
Fax: 760-940-6387

with a copy to:

DLA Piper US LLP
4365 Executive Drive, Suite 1100
San Diego, California 92121-2133
Attention: Douglas J. Rein, Esquire
Telephone: 858-677-1443
Fax: 858-638-5043

6.7
No Finder's Fees. Each party represents that it neither is nor will be obligated for any finder's fee or commission in connection with this transaction. Each Purchaser agrees to indemnify and to hold harmless the Company from any liability for any commission or compensation in the nature of a finder's or broker's fee arising out of this transaction (and the costs and expenses of defending against such liability or asserted liability) for which each Purchaser or any of its officers, employees, or representatives is responsible. The Company agrees to indemnify and hold harmless each Purchaser from any liability for any commission or compensation in the nature of a finder's or broker's fee arising out of this transaction (and the costs and expenses of defending against such liability or asserted liability) for which the Company or any of its officers, employees or representatives is responsible .

6.8
Amendments and Waivers. Except as set forth in Section 1.3 of this Agreement, any term of this Agreement may be amended, terminated or waived only with the written consent of the Company and (i) the holders of at least 55% of the then-outstanding Shares or (ii) for an amendment, termination or waiver effected prior to the Initial Closing, Purchasers obligated to purchase 55% of the Shares to be issued at the Initial Closing. Any amendment or waiver effected in accordance with this Section 6.8 shall be binding upon the Purchasers and each transferee of the Shares (or the Common Stock issuable upon conversion thereof), each future holder of all such securities, and the Company.

6.9	Severability. The invalidity or unenforceability of any provision hereof shall in no way affect the validity or enforceability of any other provision.

6.10
Delays or Omissions. No delay or omission to exercise any right, power or remedy accruing to any party under this Agreement, upon any breach or default of any other party under this Agreement, shall impair any such right, power or remedy of such non-breaching or non-defaulting party nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any party of any breach or default under this Agreement, or any waiver on the part of any party of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement or by law or otherwise afforded to any party, shall be cumulative and not alternative.

6.11
Entire Agreement. This Agreement (including the Exhibits hereto), the Certificate of Incorporation and the other Transaction Agreements constitute the full and entire understanding and agreement between the parties with respect to the subject matter hereof, and any other written or oral agreement relating to the subject matter hereof existing between the parties are expressly canceled.

6.12
Corporate Securities Law. THE SALE OF THE SECURITIES WHICH ARE THE SUBJECT OF THIS AGREEMENT HAS NOT BEEN QUALIFIED WITH THE COMMISSIONER OF CORPORATIONS OF THE STATE OF CALIFORNIA AND THE ISSUANCE OF THE SECURITIES OR THE PAYMENT OR RECEIPT OF ANY PART OF THE CONSIDERATION THEREFOR PRIOR TO THE QUALIFICATION IS UNLAWFUL, UNLESS THE SALE OF SECURITIES IS EXEMPT FROM THE QUALIFICATION BY SECTION 25100, 25102 OR 25105 OF THE CALIFORNIA CORPORATIONS CODE. THE RIGHTS OF ALL PARTIES TO THIS AGREEMENT ARE EXPRESSLY CONDITIONED UPON THE QUALIFICATION BEING OBTAINED UNLESS THE SALE IS SO EXEMPT.

6.13
Dispute Resolution. The parties (a) hereby irrevocably and unconditionally submit to the jurisdiction of the federal and state courts located within the geographic boundaries of the United States District Court for the District of Delaware for the purpose of any suit, action or other proceeding arising out of or based upon this Agreement.

6.14
No Commitment for Additional Financing. The Company acknowledges and agrees that no Purchaser has made any representation, undertaking, commitment or agreement to provide or assist the Company in obtaining any financing, investment or other assistance, other than the purchase of the Shares as set forth herein and subject to the conditions set forth herein. In addition, the Company acknowledges and agrees that (i) no statements, whether written or oral, made by any Purchaser or its representatives on or after the date of this Agreement shall create an obligation, commitment or agreement to provide or assist the Company in obtaining any financing or investment, (ii) the Company shall not rely on any such statement by any Purchaser or its representatives and (iii) an obligation, commitment or agreement to provide or assist the Company in obtaining any financing or investment may only be created by a written agreement, signed by such Purchaser and the Company, setting forth the terms and conditions of such financing or investment and stating that the parties intend for such writing to be a binding obligation or agreement. Each Purchaser shall have the right, in it sole and absolute discretion, to refuse or decline to participate in any other financing of or investment in the Company, and shall have no obligation to assist or cooperate with the Company in obtaining any financing, investment or other assistance.

6.15
Third Tranche of Series C Financing. The Securities Purchase Agreement between X-Master, Inc. and the Company dated August 30,2008, with respect to the third tranche of financing described therein, is entirely superseded by this Agreement and an related agreements hereto.

[Signature page follows.]

IN WITNESS WHEREOF, the parties have executed this Series D Preferred Stock Purchase Agreement as of the date first written above. COMPANY:

COMPANY:

By:

Name:
(print)
Title:

Address:

PURCHASERS:

/s/ Andrei Semechkin
Andrei Semechkin

/s/ Rouslan Semechkin
Rouslan Semechik

X-MASTER, INC.

By: /s/ Rouslan Semechkin
Rouslan Semechkin, President

[Signature page - Series D Preferred Stock Purchase Agreement]

EXHIBIT A

SCHEDULE OF PURCHASERS

Andrei Semechkin	10 Shares (February 5, 2008)

Rouslan Semechkin

X-Master, Inc.	10 Shares (December 30, 2008)

The Investors may purchase the optional tranches in such amounts and at such times as they shall mutually agree.

EXHIBIT B

FORM OF CERTIFICATE OF DESIGNATION
INTERNATIONAL STEM CELL CORPORATION

CERTIFICATE OF DESIGNATION OF RIGHTS, PREFERENCES, PRIVILEGES AND RESTRICTIONS OF THE SERIES D PREFERRED STOCK

The Board of Directors of International Stem Cell Corporation (the "Corporation") hereby provides for the issuance of a series of preferred stock of the Corporation and does hereby fix and determine the rights, preferences, privileges, restrictions, and other matters related to said series of preferred stock as follows:

1.           Designation of Series D Preferred Stock.  The shares of such series shall be designated as "Series D Preferred Stock" and the number of shares constituting such series shall be fifty (50) shares of Series D Preferred Stock, par value $0.001 per share ("Series D Preferred Stock").

2.           Rank, Parity and Seniority.  The Series D Preferred Stock shall rank senior to the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Common Stock, and any other capital stock of the Corporation that is junior to the Series D Preferred Stock (the "Junior Shares") as to liquidation, dividends, redemption and upon a Liquidation Event (as defined in Section 4(a) below).  Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock and any other series of Preferred Stock subsequently created that is junior to the Series D Preferred Stock may be referred to collectively in this Designation as "Junior Preferred Stock."

3.           Dividend Provisions – Accruing and Participating.

(a)           Accruing Series D Dividends.

(i)           From the date of the issuance of any shares of Series D Preferred Stock through December 31, 2011, dividends at the rate per annum of ten percent (10%) of the Base Amount per share shall accrue on such shares of Series D Preferred Stock (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to the Series D Preferred Stock) (the "Ten Percent Dividend").  From and after January 1, 2012, dividends at the rate per annum of six percent (6%) of the Base Amount per share shall accrue on such shares of Series D Preferred Stock (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to the Series D Preferred Stock) (the "Six Percent Dividend" and, together with the Ten Percent Dividend, the "Accruing Series D Dividends").  "Base Amount" shall mean the Series D Original Issue Price (defined below).

(ii)           Accruing Series D Dividends shall accrue, whether or not declared, and shall be cumulative; provided however, that such Accruing Series D Dividends shall be paid, from funds lawfully available for the payment of dividends, to the holders of the Series D Preferred Stock on the fifteenth (15th) day of the first month following each calendar quarter.  Accruing Series D Dividends which are not paid by such date shall accrue additional interest at the rate of one and one half (1.5%) per month, until paid in full.

(iii)           The Corporation shall not declare, pay or set aside any dividends on shares of any other class or series of capital stock of the Corporation (other than dividends on shares of Common Stock payable in shares of Common Stock) unless (in addition to the obtaining of any required consents) the holders of the Series D Preferred Stock then outstanding shall first receive, or simultaneously receive, a dividend on each outstanding share of Series D Preferred Stock in an amount at least equal to the greater of (i) the amount of the aggregate Accruing Series D Dividends then accrued on such share of Series D Preferred Stock and not previously paid and (ii) (A) in the case of a dividend on Common Stock or any class or series that is convertible into Common Stock, that dividend per share of Series D Preferred Stock as would equal the product of (1) the dividend payable on each share of such class or series determined, if applicable, as if all shares of such class or series had been converted into Common Stock and (2) the number of shares of Common Stock issuable upon conversion of a share of Series D Preferred Stock, in each case calculated on the record date for determination of holders entitled to receive such dividend or (B) in the case of a dividend on any class or series that is not convertible into Common Stock, at a rate per share of Series D Preferred Stock determined by (1) dividing the amount of the dividend payable on each share of such class or series of capital stock by the original issuance price of such class or series of capital stock (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to such class or series) and (2) multiplying such fraction by an amount equal to the Series D Original Issue Price (as defined below); provided that, if the Corporation declares, pays or sets aside, on the same date, a dividend on shares of more than one class or series of capital stock of the Corporation, the dividend payable to the holders of Series D Preferred Stock pursuant to this Section 1 shall be calculated based upon the dividend on the class or series of capital stock that would result in the highest Series D Preferred Stock dividend.  The "Series D Original Issue Price" means one hundred thousand dollars ($100,000) per share, subject to appropriate adjustment in the event of any stock dividend, stock split, combination, or other similar recapitalization with respect to the Series D Preferred Stock.

4.           Liquidation Preference.

(a)           Preference.  In the event of any liquidation, dissolution or winding up of the Corporation, either voluntary or involuntary (each, a "Liquidation Event"), the holders of Series D Preferred Stock shall be entitled to receive, prior and in preference to any distribution of any of the assets of the Corporation to the holders of Junior Preferred Stock and Common Stock, an amount per share equal to the sum of (i) one hundred percent (100%) of the Series D Original Issue Price (as adjusted for any stock splits, stock dividends, reverse stock splits, stock combinations and other similar capitalization changes with respect to the Series D Preferred Stock), and (ii) any accrued but unpaid Accruing Series D Dividends attributable to such share of Series D Preferred Stock to which such holder is entitled (such sum, the "Liquidation Amount").  If upon the occurrence of a Liquidation Event, the assets and funds legally available for distribution to stockholders shall be insufficient to permit the payment to all holders of Series D Preferred Stock of the full Liquidation Amount for such series, then the entire assets and funds of the Corporation legally available for distribution to stockholders shall be distributed ratably among the holders of Series D Preferred Stock until one hundred percent (100%) of the Series D Original Issue Price and any accrued but unpaid Accruing Series D Dividends attributable to such shares of Series D Preferred Stock have been paid in full.  Such payments shall be distributed based on the preferential amounts each such holder of such series is otherwise entitled to receive.  For the avoidance of doubt, the Series D Preferred Stock shall rank senior to the Junior Preferred Stock in the distribution of assets of the Corporation in the event of any Liquidation Event.

(b)           Distributions of Residual Value to Holders of Common Stock.  After the payment of all preferential amounts required to be paid to the holders of each series of the Series D Preferred Stock upon a Liquidation Event, the assets and funds of the Corporation remaining available for distribution to stockholders, if any, shall be distributed ratably among the holders of Junior Preferred Stock and Common Stock in accordance with the Certificate of Incorporation.

(c)           Deemed Liquidation Events.  Unless waived by written approval or consent of the holders of at least sixty-seven percent (67%) of the outstanding shares of Series D Preferred Stock, voting together as a single class on an "as-converted" basis (the "Majority Series D Holders"), each of the following transactions shall be deemed to be a liquidation, dissolution or winding up of the Corporation as those terms are used in and for purposes of this Section 4 (each such event being a "Deemed Liquidation Event").  Written notice of such election shall be given to the Corporation at least ten (10) days prior to the effective date of any such event.

(i)           any reorganization, consolidation, merger or similar transaction or series of related transactions in which (A) the Corporation is a constituent corporation or a party thereto, or (B) a subsidiary of the Corporation is a constituent party and the Corporation issues shares of its capital stock pursuant to such combination transaction if, in either case, as a result of such transaction, the voting securities of the Corporation that are outstanding immediately prior to the consummation of such transaction (other than any such securities that are held by the acquiring organization) do not represent, or are not converted into, securities of the surviving or resulting corporation of such transaction (or such surviving or resulting corporation’s parent corporation if the surviving or resulting corporation is owned by the parent corporation) that, immediately after the consummation of such transaction, together possess at least a majority of the total voting power of all securities of such surviving or resulting corporation (or its parent corporation, if applicable) that are outstanding immediately after the consummation of such transaction;

(ii)           a sale, lease or other transfer or disposition in any transaction or series of related transactions of all or substantially all of the assets, or the exclusive license of all or substantially all of the intellectual property, of the Corporation and its subsidiaries taken as a whole or the sale or disposition (whether by merger or otherwise) of one or more subsidiaries of the Corporation if substantially all of the assets (including intellectual property) of the Corporation and its subsidiaries taken as a whole are held by such subsidiary or subsidiaries, except where such sale, lease, transfer, other disposition or license is to a wholly-owned subsidiary of the Corporation or is otherwise licensed in the ordinary course of business; or

(iii)           (i) any transaction or series of related transactions occurring after the Original Issue Date, as a result of which, securities representing in excess of fifty percent (50%) of the voting power of the Corporation are transferred and/or issued and the stockholders of the Corporation immediately prior to such event hold less than fifty percent (50%) of the voting securities of the Corporation immediately after such event; or (ii) any transaction or series of related transactions involving any recapitalization, leveraged buyout, management buyout, reclassification of capital structure, or other redemption and recapitalization of shares of capital stock in which existing stockholders’ shares of capital stock are being redeemed or retired pursuant to a change in voting control, the principal purpose of which is to effect an acquisition of the Corporation, provided, however, notwithstanding anything contained in this Section 4(c)(iii) to the contrary, a Deemed Liquidation Event shall not include the issuance by the Corporation of shares of capital stock to existing or new stockholders where the principal purpose of the transaction (or series of related transactions) is the consummation of an equity financing designed to raise working capital for general corporate purposes or the acquisition of another company or technology rights.

(d)           Liquidating Redemption.  In the event of a Deemed Liquidation Event, if the Corporation does not effect a dissolution of the Corporation under the Delaware General Corporations Law within sixty (60) days after such Deemed Liquidation Event, then (A) the Corporation shall deliver a written notice to each holder of Series D Preferred Stock no later than the 60th day after the Deemed Liquidation Event advising such holders of their right (and the requirements to be met to secure such right) pursuant to the terms of the following clause (B) to require the redemption of such shares of Series D Preferred Stock, and (B) if the Majority Series D Holders, as a single class, so request in a written instrument delivered to the Corporation not later than ninety (90) days after such Deemed Liquidation Event, the Corporation shall use the consideration received by the Corporation for such Deemed Liquidation Event (net of any retained liabilities associated with the assets sold or intellectual property licensed, as determined in good faith by the Board of Directors), together with any other assets of the Corporation available for distribution to its stockholders, to the extent legally available therefor (collectively, the "Available Proceeds"), to redeem, on the 120th day after such Deemed Liquidation Event (the "Liquidation Redemption Date"), all outstanding shares of Series D Preferred Stock at a price equal to such amounts set forth in Subsection 4(a).  Notwithstanding the foregoing, in the event of a redemption pursuant to the preceding sentence, if the Available Proceeds are not sufficient to redeem in full all outstanding shares of Series D Preferred Stock, the Corporation shall redeem a pro rata portion of each holder’s shares of Series D Preferred Stock, ratably according to the number of outstanding shares of Series D Preferred Stock held by each holder thereof and multiplied by the Liquidation Amount attributable to such shares, and shall redeem the remaining shares to have been redeemed as soon as practicable after the Corporation has funds legally available therefor.  Prior to the distribution or redemption provided for in this subsection, the Corporation shall not expend or dissipate the consideration received for such Deemed Liquidation Event, except to discharge expenses including, without limitation, discharge of tax liability incurred in connection with such Deemed Liquidation Event.

(e)           Consideration.  If any of the assets of this Corporation are to be distributed under this Section 4 in a form other than cash, the fair market value of such assets shall be determined in good faith by the Board of Directors, including a majority of the directors nominated and elected by the holders of the Series D Preferred Stock.  Any securities shall be valued as follows:

(i)             Securities not subject to investment letter or other similar restrictions on free marketability covered by subparagraph (ii) below:

(A)           If traded on a securities exchange, the value shall be deemed to be the average of the closing prices of the securities on such exchange over the thirty (30) day period ending three days prior to the distribution;

(B)           If actively traded over-the-counter, the value shall be deemed to be the average of the closing bid or sale prices (whichever is applicable) over the thirty (30) day period ending three days prior to the distribution; and

(C)           If there is no active public market, the value shall be the fair market value thereof, as determined by the Board of Directors, including a majority of the directors nominated and elected by the holders of the Series D Preferred Stock.

(ii)           The method of valuation of securities subject to investment letter or other restrictions on free marketability (other than restrictions arising solely by virtue of a stockholder's status as an affiliate or former affiliate) shall be to make an appropriate discount from the market value determined as above in clause (i) (A), (B) or (C) to reflect the approximate fair market value thereof, as determined in good faith by the Board of Directors, including a majority of the directors nominated and elected by the holders of the Series D Preferred Stock.

(iii)           The Corporation shall give each holder of record of Series D Preferred Stock written notice of the transaction which, if effected, will constitute a Deemed Liquidation Event not later than ten (10) days prior to the stockholders' meeting called to approve such transaction, or ten (10) days prior to the closing of such transaction, whichever is earlier, and shall also notify such holders in writing of the final approval of such transaction.  The first notice shall describe the material terms and conditions of the pending transaction and the applicable provisions of Section 4(d).  The Corporation shall thereafter give such holders prompt notice of any material changes in the terms of the pending transaction.  In the event the requirements of Section 4(d) are not complied with, the Corporation shall forthwith either:

(A)           cause such closing to be postponed until such time as the requirements of this Section 4(e) have been complied with; or

(B)           cancel such transaction, in which event the rights, preferences and privileges of the Series D Preferred Stock shall continue in effect in accordance with the terms of this Certificate of Incorporation, as the same may be amended and/or restated from time to time.

(f)           Allocation of Escrow Following Deemed Liquidation Event.  In the event of a Deemed Liquidation Event, if any portion of the consideration payable to the stockholders of the Corporation is placed into escrow and/or is payable to the stockholders of the Corporation subject to contingencies, the merger or acquisition agreement shall provide that (a) the portion of such consideration that is not placed in escrow and not subject to any contingencies (the "Initial Consideration") shall be allocated among the holders of capital stock of the Corporation in accordance with Subsections 4(a) and (b) as if the Initial Consideration were the only consideration payable in connection with such Deemed Liquidation Event, and (b) any additional consideration which becomes payable to the stockholders of the Corporation upon release from escrow or satisfaction of contingencies shall be allocated among the holders of capital stock of the Corporation in accordance with Subsections 4(a) and (b) after taking into account the previous payment of the Initial Consideration as part of the same transaction.

5.           Conversion Rights.

The holders of Series D Preferred Stock shall have the following conversion rights (the "Conversion Rights"):

(a)           Right to Convert.  Each share of each series of Series D Preferred Stock shall be convertible, at the option of the holder thereof, at any time and from time to time, into such number of fully paid and nonassessable shares of Common Stock as is determined by dividing the Series D Original Issue Price (as adjusted for any stock splits, stock dividends, reverse stock splits, stock combinations, and other similar capitalization changes with respect to the Series D Preferred Stock), by the Conversion Price for the Series D Preferred Stock (as defined below) in effect at the time of conversion.  Subject to adjustment as provided further herein, the initial Conversion Price of the Series D Preferred Stock shall initially be twenty-five cents ($0.25) per share (the "Conversion Price").  The Conversion Price for the Series D Preferred Stock, and the rate at which shares of each series of Series D Preferred Stock may be converted into shares of Common Stock, shall be subject to adjustment as provided below.

(b)           Automatic Conversion.  All shares Series D Preferred Stock then outstanding shall automatically be converted into shares of Common Stock, at the then effective Conversion Price, upon the vote or consent in writing of the Majority Series D Holders, as a single class.

(c)           Fractional Shares.  Fractional shares of Common Stock will not be issued upon conversion of Series D Preferred Stock.  In lieu of any fractional shares to which a holder would otherwise be entitled, the Corporation shall pay cash in an amount equal to the product (calculated to the nearest cent) of such fraction and the fair market value of one share of Common Stock as determined in good faith by the Board of Directors.  Fractional shares issuable upon such conversion shall be determined on the basis of the total number of shares of Series D Preferred Stock that the holder is then converting into Common Stock and the number of shares of Common Stock issuable upon conversion of such shares of Series D Preferred Stock.

(d)           Mechanics of Conversion.

(i)           Upon conversion of a share of Series D Preferred Stock pursuant to Section 5, any and all accrued but unpaid Accruing Series D Dividends with respect to such share shall be paid in cash when and to the extent the corporation has funds legally available therefor.

(ii)           Except as provided in subparagraph (iii) below, in order for a holder of Series D Preferred Stock to convert shares of Series D Preferred Stock into shares of Common Stock, such holder shall surrender the certificate(s) representing such shares of Series D Preferred Stock, at the office of the transfer agent for the Series D Preferred Stock (or at the principal office of the Corporation if the Corporation serves as its own transfer agent), together with written notice that such holder elects to convert all or any portion of the shares of the Series D Preferred Stock represented by such certificate(s).  Such notice shall state such holder's name or the names of the nominees in which such holder wishes the certificate or certificates for shares of Common Stock to be issued.  If required by the Corporation, certificates surrendered for conversion shall be endorsed or accompanied by a written instrument or instruments of transfer, in form satisfactory to the Corporation, duly executed by the registered holder or such holder's attorney duly authorized in writing.  The date of receipt of such certificates and notice by the transfer agent (or by the Corporation if the Corporation serves as its own transfer agent) shall be the conversion date ("Conversion Date").  If the conversion is in connection with an underwritten offering of securities registered pursuant to the Securities Act, the conversion may at the option of any holder tendering Series D Preferred Stock for conversion, be conditioned upon the closing with the underwriter of the sale of securities pursuant to such offering, in which event the person(s) entitled to receive the Common Stock issuable upon such conversion of Series D Preferred Stock shall not be deemed to have converted such Series D Preferred Stock until immediately prior to the closing of the sale of securities.  The Corporation shall, as soon as practicable after the Conversion Date, issue and deliver to the holder of such Series D Preferred Stock, or to such holder's nominees, a certificate or certificates representing the number of shares of Common Stock to which such holder is entitled upon conversion of such Series D Preferred Stock and cash in payment of any Accruing Series D Dividends, together with cash in lieu of any fractional share.

(iii)          In the event of a conversion pursuant to Section 5(b) above, the outstanding shares of Series D Preferred Stock shall be converted automatically without any further action by the holders of such shares and whether or not the certificates representing such shares are surrendered to the Corporation or its transfer agents.  Such automatic conversion shall be deemed to have been made on the effective date of the applicable vote or written consent or decrease in the number of outstanding shares of Series D Preferred Stock, and the person or persons entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock on such date which date shall be referred to herein as the "Automatic Conversion Date."  Immediately upon such automatic conversion, all shares of Series D Preferred Stock shall no longer be deemed to be outstanding and all rights with respect to such shares, including the rights, if any, to receive notices and to vote, shall immediately cease and terminate, except only the right of the holders thereof, upon surrender of their certificate or certificates therefor, to receive certificates representing the number of shares of Common Stock into which such Series D Preferred Stock has been converted and, if applicable, cash in payment of Accruing Series D Dividends, together with cash in lieu of any fractional share (as provided in Section 5(c) above).  In the event that the automatic conversion of Series D Preferred Stock is pursuant to the vote or consent of the Majority Series D Holders, the Majority Series D Holders shall give written notice to the Corporation and to each other holder of Series D Preferred Stock (the "Conversion Notice") promptly following the vote or consent, as applicable, that the shares of Series D Preferred Stock shall be converted to Common Stock.

(iv)           Promptly following the date on which the Majority Series D Holders give the Conversion Notice each holder of Series D Preferred Stock shall surrender to the Corporation or its transfer agent the certificate(s) representing such holder's Series D Preferred Stock together with a notice that states such holder's name or the names of the nominees in which such holder wishes the certificate or certificates for shares of Common Stock to be issued.  If so required by the Corporation, certificates surrendered for conversion shall be endorsed or accompanied by written instrument or instruments of transfer, in form satisfactory to the Corporation, duly executed by the registered holder or such holder's attorney duly authorized in writing.  The Corporation shall not be obligated to issue certificates representing the shares of Common Stock issuable upon such automatic conversion or, if applicable, pay cash in payment of any Accruing Series D Dividends, unless and until the certificates representing such shares of Series D Preferred Stock are either delivered to the Corporation or its transfer agent as provided above, or the holder notifies the Corporation or its transfer agent that such certificate or certificates have been lost, stolen or destroyed and executes an agreement satisfactory to the Corporation to indemnify the Corporation from any loss incurred by it in connection with such certificates, including an indemnity bond in such amount as the Corporation deems appropriate in its discretion.  As soon as practicable following the Automatic Conversion Date and the surrender by the holder of the certificate or certificates representing the Series D Preferred Stock to be converted, the Corporation shall cause to be issued and delivered to such holder, or to such holder's nominees, a certificate or certificates representing the number of shares of Common Stock to which such holder is entitled upon conversion of such Series D Preferred Stock and, if applicable, cash in payment of Accruing Series D Dividends, together with cash in lieu of any fractional share.

(v)           The Corporation shall at all times when shares of Series D Preferred Stock are outstanding, reserve and keep available out of its authorized but unissued stock, for the purpose of effecting the conversion of Series D Preferred Stock, such number of its duly authorized shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of Series D Preferred Stock.  Before taking any action which would cause an adjustment reducing the Conversion Price below the then par value of the shares of Common Stock issuable upon conversion of Series D Preferred Stock, the Corporation will take any corporate action which may, in the opinion of its counsel, be necessary in order that the Corporation may validly and legally issue fully paid and nonassessable shares of Common Stock at such adjusted Conversion Price.

(e)           Adjustments to Conversion Price for Diluting Issuances.

(i)           Special Definitions.  For purposes of this Section 5(e), the following definitions shall apply:

(A)         "Option" shall mean rights, options or warrants to subscribe for, purchase or otherwise acquire Common Stock or Convertible Securities.

(B)         "Original Issue Date" shall mean the date on which the first share of Series D Preferred Stock was issued by the Corporation to any stockholder.

(C)           "Convertible Securities" shall mean any evidence of indebtedness, shares or other securities (including preferred stock) directly or indirectly convertible into, or exercisable or exchangeable for, Common Stock.

(D)           "Additional Shares of Common Stock" shall mean all shares of Common Stock issued (or, pursuant to Section 5(e)(iii) below, deemed to be issued) by the Corporation after the Original Issue Date, other than shares of Common Stock (or Options or Convertible Securities) issued (or pursuant to Section 5(e)(iii) below, deemed to be issued) by the Corporation:

(I)            upon the conversion of shares of Series D Preferred Stock or as a dividend or other distribution on the Series D Preferred Stock;

(II)           in a transaction described in Section 5(f), (g), (h) or (i) subject to compliance with the specific provisions set forth therein;

(III)          in a transaction approved by the Majority Series D Holders where the Majority Series D Holders waive the adjustment provisions of this Section 5(e); or

(IV)          shares of Common Stock (and/or options or warrants therefor) issued to parties that are providing the Corporation with equipment leases, real property leases, loans, credit lines, guaranties of indebtedness, cash price reductions, or similar transactions pursuant to debt financing or other commercial transactions, in each such case approved by the Board of Directors including a majority of the directors nominated and elected by the holders of the Series D Preferred Stock; provided that, shares issued qualifying under this subsection (IV) and subsection (VII) shall not, in the aggregate, exceed $500,000 in value at issuance without the consent of the Majority Series D Holders;

(V)           shares of Common Stock issuable upon conversion or exercise of Convertible Securities outstanding as of the date of filing of this Certificate of Designation;

(VI)          shares issued or issuable pursuant to an acquisition of another business or a joint venture agreement approved by the Board of Directors including a majority of the directors nominated and elected by the holders of the Series D Preferred Stock;

(VII)         shares issued or issuable in connection with sponsored research, collaboration, technology license, development, distribution, marketing or other similar arrangements or strategic partnerships or alliances approved by the Board of Directors including a majority of the directors nominated and elected by the holders of the Series D Preferred Stock; provided that, shares issued qualifying under this subsection (IV) and subsection (VII) shall not, in the aggregate, exceed $500,000 in value at issuance without the consent of the Majority Series D Holders;

(VIII)       shares that are otherwise excluded by consent of the Majority Series D Holders; or

(IX)         shares issuable pursuant to the current employee benefit plans of the corporation or those approved in the future by the Board of Directors, including a majority of the directors nominated and elected by the holders of the Series D Preferred Stock.

(E)           "Market Price" shall mean, with respect to one share of Common Stock on any date, the fair market value of such share determined in accordance with the method set forth in Section 4(e) above.

(ii)            No Adjustment of Conversion Price.  No adjustment in the number of shares of Common Stock into which the Series D Preferred Stock is convertible shall be made, by adjustment in the applicable Conversion Price for Series D Preferred Stock unless the consideration per share (determined pursuant to Section 5(e)(v) below) for an Additional Share of Common Stock (or Options or Convertible Securities) issued or deemed to be issued by the Corporation is less than the Conversion Price for Series D Preferred Stock in effect on the date of, and immediately prior to, the issuance of such Additional Shares of Common Stock.  The anti-dilution provisions of this instrument may be waived with the written approval or consent of the Majority Series D Holders.

(iii)           Deemed Issuance of Additional Shares of Common Stock.  If the Corporation at any time, or from time to time, after the Original Issue Date shall issue any Options or Convertible Securities, then the maximum number of shares of Common Stock (as set forth in the instrument relating thereto without regard to any provision contained therein designed to protect against dilution) issuable upon the exercise of such Options or, in the case of Convertible Securities and Options therefor, the conversion or exchange of such Convertible Securities, shall be deemed to be Additional Shares of Common Stock issued as of the time of such issuance, provided that in any such case in which Additional Shares of Common Stock are deemed to be issued:

(A)           no further adjustment in the Conversion Price for Series D Preferred Stock shall be made upon the subsequent issuance of Convertible Securities or shares of Common Stock upon the exercise of such Options or conversion or exchange of such Convertible Securities;

(B)           if such Options or Convertible Securities by their terms provide, with the passage of time or otherwise, for any increase in the consideration payable to the Corporation, or decrease in the number of shares of Common Stock issuable upon the exercise, conversion or exchange thereof, the Conversion Price computed upon the original issuance thereof, and any subsequent adjustment based thereon, shall, upon any such increase or decrease becoming effective, be recomputed to reflect such increase or decrease insofar as it affects such Options or the rights of conversion or exchange under such Convertible Securities;

(C)           upon the expiration of any such Options or any rights of conversion or exchange under such Convertible Securities which shall not have been exercised, the Conversion Price computed upon the original issuance thereof, and any subsequent adjustments based thereon, shall, upon such expiration, be recomputed as if,

(I)            in the case of Convertible Securities or Options for Common Stock, the only Additional Shares of Common Stock issued were the shares of Common Stock, if any, that were actually issued upon the exercise of such Options or the conversion or exchange of such Convertible Securities and the consideration received therefor was the consideration actually received by the Corporation for the issuance of all such Options, whether or not exercised, plus the consideration actually received by the Corporation upon such exercise, or for the issuance of all such Convertible Securities which were actually converted or exchanged, plus the additional consideration, if any, actually received by the Corporation upon such conversion or exchange, and

(II)           in the case of Options for Convertible Securities, only the Convertible Securities, if any, that were actually issued upon the exercise thereof were issued at the time of issuance of such Options, and the consideration received by the Corporation for the Additional Shares of Common Stock deemed to have been then issued was the consideration actually received by the Corporation for the issuance of all such Options, whether or not exercised, plus the consideration deemed to have been received by the Corporation upon the issuance of the Convertible Securities with respect to which such Options were actually exercised;

(D)           no readjustment pursuant to clause (C) above shall have the effect of increasing the Conversion Price to an amount which exceeds the lower of (i) the Conversion Price on the original adjustment date, or (ii) the Conversion Price that would have resulted from any issuance of Additional Shares of Common Stock between the original adjustment date and such readjustment date;

(E)           in the case of any Options or Convertible Securities with a fluctuating conversion or exercise price or exchange ratio (a "Variable Rate Convertible Security"), then the price per share for which the Additional Shares of Common Stock is issuable upon such exercise of such Options or in the case of Convertible Securities or Options therefor, the conversion or exchange of such Convertible Securities for purposes of the calculation of the maximum number of shares issuable upon the exercise or conversion of such Variable Rate Convertible Securities contemplated by this Section 5(e)(iii) shall be deemed to be the lowest price per share which would be applicable (assuming all holding period and other conditions to any discounts contained in such Convertible Security have been satisfied) if the Market Price on the date of issuance of such Variable Rate Convertible Security was one hundred percent (100%) of the Market Price on such date (the "Assumed Variable Market Price").  Further, if the Market Price at any time or times thereafter is less than or equal to the Assumed Variable Market Price last used for making any adjustment under this Section 5(e)(iii)(E) with respect to any Variable Rate Convertible Security, the Conversion Price in effect at such time shall be readjusted to equal the Conversion Price which would have resulted if the Assumed Variable Market Price at the time of issuance of the Variable Rate Convertible Security had been one hundred percent (100%) of the Market Price existing at the time of the adjustment required by this sentence;

(F)           in the case of any Options which expire by their terms not more than thirty (30) days after the date of issuance thereof, no adjustments of the Conversion Price (for such series of Preferred Stock so affected) shall be made until the expiration or exercise of all such Options issued on the same date, whereupon such adjustment shall be made in the manner provided in clause (C) above, or until such number becomes determinable, as applicable; and

(G)           in the event of any change in the number of shares of Common Stock deliverable, in the consideration payable to this Corporation upon exercise of such Options or Convertible Securities or in the conversion rate, excluding any changes under or by reason of provisions designed to protect against dilution, the Conversion Price in effect at the time of such event shall be readjusted to the Conversion Price which would have been in effect at such time had such Options or Convertible Securities to the extent then outstanding provided for such changed number of shares, consideration or conversion rate, as the case may be, at the time initially granted, issued or sold; provided that no further adjustment shall be made for the actual issuance of Common Stock or any payment of such consideration upon the exercise of any such Options or Convertible Securities; provided further no readjustment pursuant to this clause (G) shall have the effect of increasing the Conversion Price (for such series of Preferred Stock so affected) to an amount which exceeds the lower of (i) the Conversion Price on the original adjustment date, or (ii) the Conversion Price that would have resulted from any issuance of Additional Shares of Common Stock between the original adjustment date and such readjustment date.

(iv)           Anti-Dilution Adjustment of Conversion Price Upon Deemed Issuances of Additional Shares of Common Stock Below Conversion Price.  Subject to the provisions of Section 5(e)(ii) above, in the event the Corporation shall at any time after the Original Issue Date issue Additional Shares of Common Stock (including Additional Shares of Common Stock deemed to be issued pursuant to Section 5(e)(iii)), without consideration or for a consideration per share less than the Conversion Price in effect on the date of and immediately prior to such issuance (the "Dilutive Price"), then and in such event such Conversion Price shall be reduced, concurrently with such issuance, to a price equal to the per share consideration for the Additional Shares (calculated to the nearest one-hundredth of a cent), but in any event not less than $0.0001.

(v)           Determination of Consideration.  For purposes of this Section 5(e), the consideration received by the Corporation for the issuance of any Additional Shares of Common Stock shall be computed as follows:

(A)           Cash and Property.  Such consideration shall:

(I)            insofar as it consists of cash, be the amount of cash received by the Corporation (including the proceeds of any convertible debt financing or debt financing with a warrant feature) deducting any underwriting or similar concessions, commissions or compensation paid or allowed by the Corporation, excluding amounts paid or payable for accrued interest or accrued dividends;

(II)           insofar as it consists of property other than cash, be the fair market value thereof at the time of such issuance, as determined in good faith by the Board of Directors including a majority of the directors nominated and elected by the holders of the Series D Preferred Stock; and

(III)          in the event Additional Shares of Common Stock are issued together with other shares or securities or other assets of the Corporation for consideration which covers both, be the proportion of such consideration so received, computed as provided in clauses (I) and (II) above, as determined in good faith by the Board of Directors including a majority of the directors nominated and elected by the holders of the Series D Preferred Stock.

(B)           Options and Convertible Securities.  The consideration per share received by the Corporation for Additional Shares of Common Stock deemed to have been issued pursuant to Section 5(e)(iii) above, relating to Options and Convertible Securities, shall be determined by dividing:

(x)            the total amount, if any, received or receivable by the Corporation as consideration for the issuance of such Options or Convertible Securities, plus the minimum aggregate amount of additional consideration (as set forth in the instruments relating thereto, without regard to any provision contained therein designed to protect against dilution) payable to the Corporation upon the exercise of such Options or the conversion or exchange of such Convertible Securities, or in the case of Options for Convertible Securities, the exercise of such Options for Convertible Securities and the conversion or exchange of such Convertible Securities, by

(y)           the maximum number of shares of Common Stock (as set forth in the instruments relating thereto without regard to any provision contained therein designed to protect against dilution) issuable upon the exercise of such Options or the conversion or exchange of such Convertible Securities.

(f)           Adjustment for Stock Splits and Combinations.  If the Corporation shall at any time, or from time to time, after the Original Issue Date effect a subdivision of the outstanding Common Stock, the Conversion Price then in effect for Series D Preferred Stock immediately before that subdivision shall be proportionately decreased.  If the Corporation shall at any time, or from time to time, after the Original Issue Date combine the outstanding shares of Common Stock, the Conversion Price then in effect for Series D Preferred Stock immediately before the combination shall be proportionately increased.  Any adjustment under this subsection shall become effective concurrently with the effectiveness of such subdivision or combination.

(g)           Adjustment for Common Stock Dividends and Distributions.  If the Corporation at any time, or from time to time, after the Original Issue Date, shall make or issue a dividend or other distribution payable in additional shares of Common Stock, then and in each such event the Conversion Price then in effect for Series D Preferred Stock shall be decreased concurrently with the issuance of such dividend or distribution, by multiplying the Conversion Price then in effect for Series D Preferred Stock by a fraction: (x) the numerator of which shall be the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance, and (y) the denominator of which shall be the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance, plus the number of shares of Common Stock issuable in payment of such dividend or distribution.

(h)           Adjustments for Other Dividends and Distributions.  In the event the Corporation at any time, or from time to time, after the Original Issue Date shall make or issue a dividend or other distribution payable in property (other than cash) or securities of the Corporation other than shares of Common Stock (and other than as otherwise adjusted in this Section 5), then and in each such event provision shall be made so that the holders of Series D Preferred Stock shall receive upon conversion thereof in addition to the number of shares of Common Stock receivable thereupon, the amount of property or securities of the Corporation that they would have received had their Series D Preferred Stock been converted into Common Stock immediately preceding the record date for the determination of stockholders entitled to receive such dividend or other distribution.

(i)           Adjustment for Recapitalization, Reclassification, Exchange or Substitution.  If the Common Stock issuable upon the conversion of the Series D Preferred Stock shall be changed into the same or a different number of shares of any class or classes of stock, whether by recapitalization, reclassification, exchange, substitution or other similar event (other than pursuant to subsections (f), (g) and (h) above or a Deemed Liquidation Event), each holder of Series D Preferred Stock shall thereafter receive upon conversion of such Series D Preferred Stock, in lieu of the number of shares of Common Stock which such holder would otherwise have been entitled to receive, the number of shares of such other class or classes of stock which a holder of the number of shares of Common Stock deliverable upon conversion of the shares of Series D Preferred Stock held by such holder of Series D Preferred Stock would have been entitled to receive upon such recapitalization, reclassification, exchange, substitution or other similar event.

(j)           No Impairment.  The Corporation will not, by amendment of this Certificate of Designation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issuance, or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of the Series D Preferred Stock to be observed or performed hereunder by the Corporation, but will at all times in good faith assist in the carrying out of all the provisions of this instrument and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the holders of Series D Preferred Stock against impairment or dilution of value.

(k)           Certificate as to Adjustments.  Upon the occurrence of each adjustment of the Conversion Price for Series D Preferred Stock pursuant to this Section 5, the Corporation at its expense shall promptly compute such adjustment in accordance with the terms hereof and furnish to each holder of Series D Preferred Stock so affected a certificate setting forth such adjustment and showing in reasonable detail the facts upon which such adjustment is based.  The Corporation shall, upon the written request at any time of any holder of Series D Preferred Stock, furnish or cause to be furnished to such holder a similar certificate setting forth (i) such adjustments, (ii) the Conversion Price then in effect, and (iii) the number of shares of Common Stock and the amount, if any, of any other property which would then be received upon the conversion of Series D Preferred Stock.

(l)           Notices of Record Date.  In the event of any taking by the Corporation of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend or other distribution, the Corporation shall mail to each holder of Series D Preferred Stock at least ten (10) days prior to the date specified therein, a notice specifying the date on which any such record is to be taken for the purpose of such dividend or distribution.

(m)           Notices.  All notices hereunder shall be in writing and shall be deemed effectively given: (i) upon personal delivery to the person to be notified; (ii) when sent by confirmed telex or facsimile if sent during normal business hours of the recipient, if not, then on the next business day; (iii) five (5) days after having been sent by first class mail, return receipt requested, postage prepaid; or (iv) by electronic transmission (email) but accompanied or confirmed by electronic verification of receipt; or (v) the next business day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt.  All communications shall be sent to the holder at its address and/or facsimile number appearing on the books of the Corporation.

6.           Status of Converted Stock.  In the event any shares of Series D Preferred Stock shall be converted pursuant to Section 5 hereof, the shares so converted shall be cancelled and retired and shall be returned to the status of undesignated preferred stock.

7.           Voting Rights.

(a)           Preferred Stock Voting Rights.  Except as may be otherwise provided in this Certificate of Incorporation, the Series D Preferred Stock shall vote together with all other classes and series of stock of the Corporation, including the Common Stock, as a single class on all actions to be taken by the stockholders of the Corporation.  Each share of Series D Preferred Stock shall entitle the holder thereof to such number of votes per share on each action as shall equal the number of shares of Common Stock into which such share of Series D Preferred Stock is convertible on the record date for determination of the stockholders entitled to vote on such matters or, if no such record date is established, the date such vote is taken or any written consent of stockholders is solicited.  The holders of Series D Preferred Stock shall be entitled to vote, together with holders of Common Stock, with respect to any question upon which holders of Common Stock have the right to vote.  Subject to the other provisions of this Certificate of Incorporation, each holder of Series D Preferred Stock shall have full voting rights and powers, and shall be entitled to notice of any stockholders’ meeting in accordance with the Bylaws of the Corporation (as in effect at the time in question) and applicable law, and shall be entitled to vote, together with the holders of Common Stock, with respect to any question upon which holders of Common Stock have the right to vote, except as may be prohibited by applicable law.  Except as otherwise expressly provided herein or required by applicable law, the holders of Series D Preferred Stock and the holders of Common Stock shall vote together as a single class and not as separate classes

8.           Election of Board of Directors.

(a)           Board Composition.  For so long as there are ten (10) shares of Series D Preferred Stock outstanding (as adjusted for any stock splits, stock dividends, reverse stock splits, stock combinations and other similar capitalization changes with respect to the Series D Preferred Stock), the Board of Directors shall be elected by the stockholders subject to the following provisions:

(i)           for so long as the holders of Series C Preferred Stock are entitled to nominate and elect at least one (1) director, one (1) director shall be nominated and elected by the holders of a majority of the outstanding shares of Series D Preferred Stock voting as a single class; and

(ii)           if at any time there are no shares of Series C Preferred Stock outstanding or the holders of Series C Preferred Stock are no longer entitled to nominate and elect a director, two (2) directors shall nominated and elected by the holders of a majority of the outstanding shares of Series D Preferred Stock voting as a single class.

(b)           Failure to Elect.  If the holders of shares of Series D Preferred Stock fail to elect a director to fill the directorship for which they are entitled to elect a director, voting exclusively and as a separate class, pursuant to Subsection 8(a), then any directorship not so filled shall remain vacant until such time as the holders of the Series D Preferred Stock elect a person to fill such directorship by vote or written consent in lieu of a meeting; and no such directorship may be filled by stockholders of the Corporation other than by the stockholders of the Corporation that are entitled to elect a person to fill such directorship, voting exclusively and as a separate class.

(c)           Vacancy.  If there shall be any vacancy in the office of a director elected or to be elected by the holders Series D Preferred Stock, then a director to hold office for the unexpired term of such directorship may be elected by either: (i) a majority of the remaining director or directors (if any) in office that were so elected by the holders of such specified class of stock, by the affirmative vote of a majority of such directors (or by the sole remaining director elected by the holders of such specified class of stock if there be but one), or (ii) the required vote of holders of the shares of such specified class of stock that are entitled to elect such director as provided in Subsection 8(a) above.

(d)           Removal.  Subject to Section 141(k) of the Delaware General Corporation Law, any director who shall have been elected to the Board of Directors by the holders of any specified class of stock, or by any director or directors elected by holders of any specified class of stock as provided above, may be removed during his or her term of office, without cause, by, and only by, the affirmative vote of shares representing a majority of the voting power, on an as-converted basis, of all the outstanding shares of such specified class of stock entitled to vote, given either at a meeting of such stockholders duly called for that purpose or pursuant to a written consent of stockholders without a meeting, and any vacancy created by such removal may be filled only in the manner provided in Subsection 8(a).

(e)           Procedures.  Any meeting of the holders of any specified class of stock, and any action taken by the holders of any specified class of stock by written consent without a meeting, in order to elect or remove a director under this Section 8, shall be held in accordance with the procedures and provisions of the Corporation’s Bylaws, the Delaware General Corporation Law and applicable law regarding stockholder meetings and stockholder actions by written consent, as such are then in effect (including but not limited to procedures and provisions for determining the record date for shares entitled to vote).

9.           Protective Provisions.

(A)           For the Holders of Preferred Stock.  For so long as there are ten (10) shares of Series D Preferred Stock outstanding (as adjusted for any stock splits, stock dividends, reverse stock splits, stock combinations and other similar capitalization changes with respect to the Series D Preferred Stock), the Corporation shall not, and shall not permit any subsidiary to, without the prior written consent or affirmative vote of the Majority Series D Holders, consenting or voting together as a single class:

(a)           liquidate, dissolve or wind-up the affairs of the Company, or effect any Deemed Liquidation Event, or otherwise make an assignment for the benefit of creditors or appoint or consent to the appointment of a receiver or trustee for the Corporation or a subsidiary, the assets of the Corporation or a subsidiary, or a substantial part of any such assets or make any voluntary bankruptcy of the Corporation or any subsidiary; or

(b)           amend, alter, or repeal any provision of the Certificate of Incorporation, certificates of designation, Bylaws or other document or agreement in a manner adverse to the Series D Preferred Stock; or

(c)           sell, transfer, or assign substantially all of its assets or permit any subsidiary to sell, transfer, or assign, substantially all of its assets, except in either case to a wholly-owned subsidiary of the Corporation; or

(d)           create or authorize the creation of or issue or obligate itself to issue any other security, or any other securities convertible into or exercisable for any equity security, having rights, preferences or privileges senior to or in addition to those granted the Series D Preferred Stock, or altering the percentage of board seats held by the Series C and D Directors combined (or, the Series D Directors, as the case may be), or increase the authorized number of shares of Series D Preferred Stock; or

(e)           purchase or redeem or pay any dividend on any capital stock prior to the Series D Preferred Stock; or

(f)           create or authorize the creation of any new debt security if the Company’s aggregate indebtedness would exceed $100,000; or

(g)           increase or decrease the size of the Board of Directors; or

(h)           enter into any agreement or commit itself to take any action with respect to any of the foregoing, other than a letter of intent or other similar non-binding agreement that provides for approval required by this Section 9(A) prior to consummation of the transactions contemplated by such agreement.

(B)           Protective Provisions For the Board of Directors.  For so long as there are ten (10) shares of Series D Preferred Stock outstanding (as adjusted for any stock splits, stock dividends, reverse stock splits, stock combinations and other similar capitalization changes with respect to the Series D Preferred Stock), the Corporation shall not take or commit itself to take any of the following actions unless such actions are adopted, approved or ratified by a majority of the members of the Board of Directors, including a majority of the directors nominated and elected by the holders of the Series D Preferred Stock, at any regular or special meeting of the Board of Directors duly called and at which a quorum is present:

(a)           make loans or advances to employees, except as in the ordinary course of business as part of travel advances or salary (promissory notes for purchase of shares permitted);

(b)           hire, fire, or change the compensation of the founders of the Corporation, including approving any option grants;

(c)           make guarantees of indebtedness for money borrowed except in the ordinary course of business;

(d)           change the principal business of the Corporation, enter new lines of business, or exit the current line of business;

(e)           own or permit any subsidiary to own any stock or other securities of any other corporation, partnership, or entity unless it is wholly owned by the Corporation;

(f)           incur any debt security, or debt that is secured by any assets of the Corporation (other than sale & lease-back types of credit);

(g)           make investments in, or loans to, any third parties;

(h)           sell, transfer, license, pledge, or encumber technology or intellectual property, other than licenses granted in the ordinary course of business; or

(i)           incur aggregate indebtedness in excess of $100,000.

10.           Amendments or Waivers.  The rights, preferences, privileges and other terms of the Series D Preferred Stock may be amended or waived as to all shares of Series D Preferred Stock in any instance where such amendment or waiver impacts only the Series D Preferred Stock upon the written agreement of the holders of a majority of the outstanding shares of Series D Preferred Stock (without the necessity of convening any meeting of stockholders).

EXHIBIT C

EMPLOYMENT AGREEMENT
(Andrei Semechkin)

THIS AGREEMENT is made as of the 30th day of December, 2008 ("Commencement Date"), by and between International Stem Cell Corporation, a Delaware corporation with a principal place of business at 2595 Jason Court, Oceanside, California (the "Company"), and Andrei Semechkin (the"Employee"), with an address at 1 Overlook Drive, Unit 11, Amherst, New Hampshire ("Agreement").

FACTUAL BACKGROUND:

A. On December 30, 2008, the Company entered into a Preferred Stock Purchase Agreement with Andrei Semechkin, Rouslan Semechkin, and X-Master, Inc., (the "Investors") pursuant to which the Investors agreed to purchase at least ten (10) shares of Series D Preferred Stock from the Company for a purchase price of One Million Dollars ($1,000,000 USD). As a material and essential inducement for the Investors to enter into the Preferred Stock Purchase Agreement, the Company agreed to employ Rouslan Semechkin and Andrei Semechkin in accordance with the terms thereof.

B. The Company wishes to employ Employee as Chief Business Officer. Employee will report directly to the Board of Directors of the Company and will, in collaboration with the Chief Executive Officer, develop the overall business strategy for the Company, attract and allocate Company resources, oversee the creation and implementation of personnel policy, define target markets, identify and develop new business opportunities, and identify and develop international business opportunities. Employee wishes to accept such employment subject to the terms and conditions of this Agreement

NOW, THEREFORE, in consideration of the foregoing, the employment provided hereunder, and other valuable consideration, receipt of which is hereby acknowledged, the parties hereto agree as follows:

1. EMPLOYMENT. Upon Employee providing Company with documentation verifying Employee's identity and legal authorization to work in the United States, Company agrees to employ Employee, and Employee agrees to perform the duties assigned to him for the Term of this Agreement (as defined in Section 2 of the Agreement) pursuant to the terms and conditions set forth herein.

2. TERM. The term of Employee's employment hereunder shall be for a period of five (5) years, beginning on the Commencement Date set forth above and continuing for a period of five (5) years following such date ("Term"), unless sooner terminated in accordance with section 4 below.

3. COMPENSATION. For all services to be rendered by Employee in any capacity hereunder, the Company shall pay Employee the following:

(a) SALARY. The Company shall pay Employee an annual salary equal to or higher than the highest salary paid to any officer other than the President or CEO, and in no event less than One Hundred Eighty Thousand Dollars ($180,000 USD), less withholding and other taxes required by federal and state law (the "Annual Base Salary"). Employee's Annual Base Salary shall be payable in equal installments at such payment intervals as are the usual custom of the Company, but not less often than monthly. During the Term, Employee shan be eligible to receive increases in his Annual Base Salary pursuant to periodic salary reviews by the Board of Directors it being understood such increases are not guaranteed, but are subject to Employee's job performance and the determination by the Board of Directors, in its sole discretion, to award salary increases to Employee. The Annual Base Salary shall not be decreased during the Term, unless the reduction is made as part of, and is consistent with, a general reduction of the annual base salaries paid to the President, the Chief Executive Officer and employees of similar position and status within the Company.

(b) BENEFITS. During the Term, Employee shall be entitled to participate in all employee welfare and health benefit plans and other employee benefit plans established or maintained by the Company for the benefit of its employees. Employee shall be required to comply with all conditions attendant to coverage by such plans and shall be entitled to benefits only in accordance with the terms and conditions of such plans as they may be amended from time to time. Nothing herein shall be construed as requiring the Company to establish or continue any particular benefit plan.

(c) VACATION AND LEAVE. During the Term, Employee shall be entitled to accrue and carry over vacation benefits in a manner consistent with other senior executives of the Company (including the President and Chief Executive Officer), in accordance with the Company's vacation policy as in effect from time to time. In addition, Employee shall be allowed to take up to thirty (30) days unpaid leave (or such greater amount as Employee deems necessary to attend to his business and personal affairs) during each year of the Term.

(d) BONUS. Employee may also be awarded a bonus or bonuses from time to time during the Term in such amounts, if any, and at such time, if any, as the Company may determine, in its sole discretion. Employee shall be entitled to participate in any annual performance bonus program for employees with bonus amounts and performance criteria to achieve the bonus amounts as set and formally approved by the Company in its sole discretion.

4. TERMINATION.

(a) FOR CAUSE. Although Company anticipates a mutually rewarding employment relationship with Employee, Company may terminate Employee's employment immediately at any time for Cause. For purposes of this Agreement, "Cause" is defined as: (i) Employee's conviction or entry of a plea of nolo contendere for fraud, misappropriation or embezzlement, or any felony or crime of moral turpitude or that otherwise negatively impacts Employee's ability to effectively perform Employee's duties hereunder; (ii) Employee's inability to perform the essential functions of Employee's position, with or without reasonable accommodation, due to a mental or physical disability for a period of 120 days; or (iii) Employee's death. In the event Employee's employment is terminated in accordance with this section 4(a), Employee shall not be entitled to payment of any further compensation, salary or benefits under the terms of this Agreement except (i) Annual Base Salary through the date of termination; (ii) any vested benefits under the then current employee benefit plans in which the Employee participates; (iii) accrued but unused vacation; and (iv) any benefit continuation or conversion rights under the then current employee benefit plans in which the Employee participates.

(b) VOLUNTARY RESIGNATION BY EMPLOYEE. Employee may resign from employment at any time for any reason by giving sixty (60) days written notice to Company of such intention. In such event, Company may, in its discretion, permit Employee to work through the notice period or accept Employee's immediate resignation. In the event of a voluntary resignation or other termination by the Employee, Employee shall not be entitled to payment of any further compensation, salary or benefits under the terms of this Agreement except (i) Annual Base Salary through the date of termination; (ii) any vested benefits under the then current employee benefit plans in which the Employee participates; (iii) accrued but unused vacation; and (iv) any benefit continuation or conversion rights under the then current employee benefit plans in which the Employee participates.

5. CONFLICTS OF INTEREST. During the term of Employee's employment with Company, Employee must not engage in any work, paid or unpaid, that creates a conflict of interest which materially and substantially disrupts the operations of Company. Such work shall include, but is not limited to, directly competing with Company in any way, or acting as an officer, director, employee, or consultant of any business enterprise of the same nature as, or which is in direct competition with, the business in which Company is now engaged or in which Company becomes engaged during the term of Employee's employment with Company, as may be determined by Company in its reasonable discretion. If Company believes such a conflict exists during the term of this Agreement, Company may ask Employee to choose to discontinue the other work and/or activities or resign employment with Company. Notwithstanding the foregoing, the Company acknowledges that the Employee may become an investor in companies and business enterprises who may be in the same or similar business to the Company's business, and the Company hereby agrees and acknowledges that such investments shall not violate this section 5.

6. CONFIDENTIALITY AND PROPRIETARY RIGHTS. As a condition of employment, Employee agrees to read, sign and abide by Company's Employee Invention and Confidentiality Agreement (which agreement shall be modified to allow the investment in business enterprises who may be in the same or similar business to the Company's business), which is provided with this Agreement and incorporated herein by reference.

7. GOVERNING LAW, JURISDICTION AND VENUE. This Agreement shall be governed by and construed in accordance with the laws of the State of California.

8. HEADINGS. The descriptive headings of the several sections of this Agreement are inserted for convenience of reference only and shall not control or affect the meanings or construction of any of the provisions hereof.

9. SEVERABILITY AND VIOLATION OF LAWS. If any provision of this Agreement shall be held invalid or unenforceable according to law, such provision shall be modified to the extent necessary to bring it within the legal requirements. Any such invalidity or unenforceability shall not affect the remaining provisions of this Agreement, and such remaining provisions shall continue in full force and effect.

10. NOTICES. Any notice or other communication required or permitted under this agreement shall be in writing and shall be deemed to have been duly given (a) upon hand delivery, or (b) on the third day following delivery to the U.S. Postal Service as certified or registered mail, return receipt requested and postage prepaid, (c) on the first day following delivery to a nationally recognized United States overnight courier services for next business day delivery with fee prepaid, or (d) when telecopied or sent by facsimile transmission if an additional notice is also given under (a), (b) or (c) above within three (3) days thereafter. Any such notice or communication shall be directed to a party at its address set forth below or at such other address as may be designated by a party in a notice given to all other parties hereto in accordance with the provisions of this section.

FOR THE COMPANY:

Mr. Kenneth C. Aldrich
Chairman of the Board
2595 Jason Court
Oceanside, CA 92056
Telephone: (760) 940-6383
Telecopy: (760) 940-6387

with a copy to:

DL Piper
4365 Executive Drive, Suite 1100
San Diego, California 92121-2133
Attention: Douglas J. Rein, Esquire
Telephone: 858-677-1443
Fax: 858-638-5043

FOR THE EMPLOYEE:

Mr. Andrei Semechkin
1 Overlook Drive, Unit 11
Amherst, NH 03031

with a copy to:

McLane, Graf, Raulerson & Middleton,
Professional Association
900 Elm Street
P.O. Box 326
Manchester, NH 03105-0326
Attention: Thomas W. Hildreth, Esq.
Telephone: 603-625-6464
Telecopy: 603-625-5650

11. ASSIGNMENT. The rights and obligations of Company together with its obligations and all of Employee's covenants and agreements hereunder may be assigned by Company to any parent, subsidiary or other affiliate of the Company by operation of law or by contractual assignment; provided, however, that the Company shall continue to guarantee the obligations, agreements, duties and covenants hereunder. The rights and obligations of Employee under this Agreement are not assignable.

12. COMPLETE AND ENTIRE AGREEMENT. This Agreement, including the Company's Employee Invention and Confidentiality Agreement, contains all of the terms agreed upon by the parties with respect to the subject matter hereof and supersedes an prior agreements, representations and warranties of the parties as to the subject matter hereof.

13. AMENDMENTS. This Agreement may be amended, or any provision of the Agreement may be waived, provided that any such amendment or waiver will be binding on the parties only if such amendment or waiver is set forth in a writing executed by all parties hereto. The waiver by any party hereto of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any other breach.

14. SURVIVAL. Sections 6, 7, 9 and 10 shall survive expiration of the Term of this Agreement and/or termination of Employee's employment under this Agreement.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement, all as of the date first written above.

INTERNATIONAL STEM CELL CORPORATION

Witness	Kenneth C. Aldrich, CEO

Witness	Andrei Semechkin

[Signature Page to Employment Agreement – A. Semechkin]

EXHIBIT D

EMPLOYMENT AGREEMENT
(Rouslan Semechkin)

THIS AGREEMENT is made as of the 30th day of December, 2008 ("Commencement Date"), by and between International Stem Cell Corporation, a Delaware corporation with a principal place of business at 2595 Jason Court, Oceanside, California (the "Company"), and Rouslan Semechkin (the "Employee"), with an address at 1 Overlook Drive, Unit 11, Amherst, New Hampshire ("Agreement").

FACTUAL BACKGROUND:

A. On December 30, 2008, the Company entered into a Preferred Stock Purchase Agreement with Andrei Semechkin, Rouslan Semechkin and X-Master, Inc., (the "Investors") pursuant to which the Investors agreed to purchase at least ten (10) shares of Series D Preferred Stock from the Company for a purchase price of up to Five Million Dollars ($5,000,000 USD). As a material and essential inducement for the Investors to enter into the Preferred Stock Purchase Agreement, the Company agreed to employ Rouslan Semechkin and Andrei Semechkin in accordance with the terms thereof.

B. The Company wishes to employ Employee initially as a research scientist reporting directly to the Chief Scientist and upon Employee attaining his PhD, as Senior Research Scientist (or such other senior research position commensurate with Employee's experience and status with the Company) and Employee wishes to accept such employment subject to the terms and conditions of this Agreement.

NOW, THEREFORE, in consideration of the foregoing, the employment provided hereunder, and other valuable consideration, receipt of which is hereby acknowledged, the parties hereto agree as follows:

1. EMPLOYMENT. Upon Employee providing Company with documentation verifying Employee's identity and legal authorization to work in the United States, Company agrees to employ Employee, and Employee agrees to perform the duties assigned to him for the Term of this Agreement (as defined in Section 2 of the Agreement) pursuant to the terms and conditions set forth herein.

2.  TERM. The term of Employee's employment hereunder shall be for a period of five (5) years, beginning on the Commencement Date set forth above and continuing for a period of five (5) years following such date ("Term"), unless sooner terminated in accordance with section 4 below.

3. COMPENSATION. For all services to be rendered by Employee in any capacity hereunder, the Company shall pay Employee the following:

(a) SALARY. The Company shall initially pay Employee an annual salary of Eighty Thousand Dollars ($80,000) while he is employed as a research scientist, and an annual salary of One Hundred Twenty Thousand Dollars ($120,000) upon Employee attaining his PhD and corresponding promotion by the Company to Senior Research Scientist or a similar position commensurate with Employee's experience and status with the Company, less withholding and other taxes required by federal and state law (the "Annual Base Salary"). Employee's Annual Base Salary shall, in any event, be not less than the annual base salaries paid to employees of similar position and status within the Company. Employee's Annual Base Salary shall be payable in equal installments at such payment intervals as are the usual custom of the Company, but not less often than monthly. Employee shall be eligible to receive increases in his Annual Base Salary pursuant to periodic salary reviews by the Company it being understood such increases are not guaranteed, but are subject to Employee's job performance and the determination by the Company, in its sole discretion, to award salary increases to Employee. The Annual Base Salary shall not be decreased during the Term, unless the reduction is made as part of, and is consistent with, a general reduction of the annual base salaries paid to employees of similar position and status within the Company.

(b) BENEFITS. During the Term, Employee shall be entitled to participate in all employee welfare and health benefit plans and other employee benefit plans established or maintained by the Company for the benefit of its employees. Employee shall be required to comply with all conditions attendant to coverage by such plans and shall be entitled to benefits only in accordance with the terms and conditions of such plans as they may be amended from time to time. Nothing herein shall be construed as requiring the Company to establish or continue any particular benefit plan.

(c) VACATION AND LEAVE. During the Term, Employee shall be entitled to accrue and carry over vacation benefits in a manner consistent with employees of similar position and status within the Company, in accordance with the Company's vacation policy as in effect from time to time. In addition, Employee shall be allowed to take up to thirty (30) days unpaid leave (or such greater amount as Employee deems necessary to attend to his business and personal affairs) during each year of the Term.

(d) BONUS. Employee may also be awarded a bonus or bonuses from time to time during the Term in such amounts, if any, and at such time, if any, as the Company may determine, in its sole discretion. Employee shall be entitled to participate in any annual performance bonus program for employees with bonus amounts and performance criteria to achieve the bonus amounts as set and formally approved by the Company in its sole discretion.

4. TERMINATION.

(a) FOR CAUSE. Although Company anticipates a mutually rewarding employment relationship with Employee, Company may terminate Employee's employment immediately at any time for Cause. For purposes of this Agreement, "Cause" is defined as: (i) Employee's conviction or entry of a plea of nolo contendere for fraud, misappropriation or embezzlement, or any felony or crime of moral turpitude or that otherwise negatively impacts Employee's ability to effectively perform Employee's duties hereunder; (ii) Employee's inability to perform the essential functions of Employee's position, with or without reasonable accommodation, due to a mental or physical disability for a period of 120 days; or (iii) Employee's death. In the event Employee's employment is terminated in accordance with this section 4(a), Employee shall not be entitled to payment of any further compensation, salary or benefits under the terms of this Agreement except (i) Annual Base Salary through the date of termination; (ii) any vested benefits under the then current employee benefit plans in which the Employee participates; (iii) accrued but unused vacation; and (iv) any benefit continuation or conversion rights under the then current employee benefit plans in which the Employee participates.

(b) VOLUNTARY RESIGNATION BY EMPLOYEE. Employee may resign from employment at any time for any reason by giving sixty (60) days written notice to Company of such intention. In such event, Company may, in its discretion, permit Employee to work through the notice period or accept Employee's immediate resignation. In the event of a voluntary resignation or other termination by the Employee, Employee shall not be entitled to payment of any further compensation, salary or benefits under the terms of this Agreement except (i) Annual Base Salary through the date of termination; (ii) any vested benefits under the then current employee benefit plans in which the Employee participates; (iii) accrued but unused vacation; and (iv) any benefit continuation or conversion rights under the then current employee benefit plans in which the Employee participates.

5. CONFLICTS OF INTEREST. During the term of Employee's employment with Company, Employee must not engage in any work, paid or unpaid, that creates a conflict of interest which materially and substantially disrupts the operations of Company. Such work shall include, but is not limited to, directly competing with Company in any way, or acting as an officer, director, employee, or consultant of any business enterprise of the same nature as, or which is in direct competition with, the business in which Company is now engaged or in which Company becomes engaged during the term of Employee's employment with Company, as may be determined by Company in its reasonable discretion. If Company believes such a conflict exists during the term of this Agreement, Company may ask Employee to choose to discontinue the other work and/or activities or resign employment with Company. Notwithstanding the foregoing, the Company acknowledges that the Employee may become an investor in companies and business enterprises who may be in the same or similar business to the Company's business, and the Company hereby agrees and acknowledges that such investments shall not violate this section 5.

6. CONFIDENTIALITY AND PROPRIETARY RIGHTS. As a condition of employment, Employee agrees to read, sign and abide by Company's Employee Invention and Confidentiality Agreement (which agreement shall be modified to allow investment in business enterprises who may be in the same or similar business to the Company's business), which is provided with this Agreement and incorporated herein by reference.

7. GOVERNING LAW, JURISDICTION AND VENUE. This Agreement shall be governed by and construed in accordance with the laws of the State of California.

8. HEADINGS. The descriptive headings of the several sections of this Agreement are inserted for convenience of reference only and shall not control or affect the meanings or construction of any of the provisions hereof.

9. SEVERABILITY AND VIOLATION OF LAWS. If any provision of this Agreement shall be held invalid or unenforceable according to law, such provision shall be modified to the extent necessary to bring it within the legal requirements. Any such invalidity or unenforceability shall not affect the remaining provisions of this Agreement, and such remaining provisions shall continue in full force and effect.

10. NOTICES. Any notice or other communication required or permitted under this agreement shall be in writing and shall be deemed to have been duly given (a) upon hand delivery, or (b) on the third day following delivery to the U.S. Postal Service as certified or registered mail, return receipt requested and postage prepaid, (c) on the first day following delivery to a nationally recognized United States overnight courier services for next business day delivery with fee prepaid, or (d) when telecopied or sent by facsimile transmission if an additional notice is also given under (a), (b) or (c) above within three (3) days thereafter. Any such notice or communication shall be directed to a party at its address set forth below or at such other address as may be designated by a party in a notice given to all other parties hereto in accordance with the provisions of this section.

FOR THE COMPANY:

Mr. Kenneth C. Aldrich
Chairman of the Board
2595 Jason Court
Oceanside, CA 92056
Telephone: (760) 940-6383
Telecopy: (760) 940-6387

with a copy to:

DL Piper
4365 Executive Drive, Suite 1100
San Diego, California 92121-2133
Attention: Douglas J. Rein, Esquire
Telephone: 858-677-1443
Fax: 858-638-5043

FOR THE EMPLOYEE:

Mr. Rouslan Semechkin
1 Overlook Drive, Unit 11
Amherst, NH 03031

with a copy to:

McLane, Graf, Raulerson & Middleton,
Professional Association
900 Elm Street
P.O. Box 326
Manchester, NH 03105-0326
Attention: Thomas W. Hildreth, Esq.
Telephone: 603-625-6464
Telecopy: 603-625-5650

11. ASSIGNMENT. The rights and obligations of Company together with its obligations and all of Employee's covenants and agreements hereunder may be assigned by Company to any parent, subsidiary or other affiliate of the Company by operation of law or by contractual assignment; provided, however, that the Company shall continue to guarantee the obligations, agreements, duties and covenants hereunder. The rights and obligations of Employee under this Agreement are not assignable.

12. COMPLETE AND ENTIRE AGREEMENT. This Agreement, including the Company's Employee Invention and Confidentiality Agreement, contains all of the terms agreed upon by the parties with respect to the subject matter hereof and supersedes all prior agreements, representations and warranties of the parties as to the subject matter hereof.

13. AMENDMENTS. This Agreement may be amended, or any provision of the Agreement may be waived, provided that any such amendment or waiver will be binding on the parties only if such amendment or waiver is set forth in a writing executed by all parties hereto. The waiver by any party hereto of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any other breach.

14. SURVIVAL. Sections 5, 6, 7, 9 and 10 shall survive expiration of the Term of this Agreement and/or termination of Employee's employment under this Agreement.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement, all as of the date first written above.

INTERNATIONAL STEM CELL CORPORATION

By:
Witness	Kenneth C. Aldrich, CEO

/s/ signature
Witness	Rouslan Semechkin

[Signature Page to Employment Agreement – R. Semechkin]

EXHIBIT E

FORM OF INVESTORS' RIGHTS AGREEMENT
 (International Stem Cell Corporation)

THIS INVESTORS' RIGHTS AGREEMENT is made as of the 30th day of December 2008, by and among International Stem Cell Corporation, a Delaware corporation (the "Company"), and each of the investors listed on Schedule A hereto, each of which is referred to in this Agreement as an "Investor".

RECITALS

WHEREAS, the Company and the Investors are parties to the Series D Preferred Stock Purchase Agreement of even date herewith (the "Purchase Agreement"); and

WHEREAS, in order to induce the Company to enter into the Purchase Agreement and to induce the Investors to invest funds in the Company pursuant to the Purchase Agreement, the Investors and the Company hereby agree that this Agreement shall govern certain rights of the Investors granted herein, including, but not limited to, the right to participate in future equity offerings by the Company, and shall govern certain other matters as set forth in this Agreement;

NOW, THEREFORE, the parties hereby agree as follows:

1.	Definitions. For purposes of this Agreement:

1.1
"Affiliate" means, with respect to any specified Person, any other Person who, directly or indirectly, controls, is controlled by, or is under common control with such Person, including without limitation any general partner, managing member, officer or director of such Person or any venture capital fund now or hereafter existing that is controlled by one or more general partners or managing members of, or shares the same management company with, such Person.

1.2	"Common Stock" means shares of the Company's common stock, par value $0.001 per share.

1.3	"Derivative Securities" means any securities or rights convertible into, or exercisable or exchangeable for (in each case, directly or indirectly), Common Stock, including options and warrants.

1.4	"Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

1.5	"GAAP" means generally accepted accounting principles in the United States.

1.6
"Key Employee" means any executive-level employee (including division director and vice president-level positions) as well as any employee who, either alone or in concert with others, develops, invents, programs, or designs any Company Intellectual Property (as defined in the Purchase Agreement).

1.7
"New Securities" means, collectively, equity securities of the Company, whether or not currently authorized, as well as rights, options, or warrants to purchase such equity securities, or securities of any type whatsoever that are, or may become, convertible or exchangeable into or exercisable for such equity securities.

1.8	"Person" means any individual, corporation, partnership, trust, limited liability company, association or other entity.

1.9	"Preferred Stock" means, collectively, shares of the Company's Series A, B, C, and D Preferred Stock.

1.10	"SEC" means the Securities and Exchange Commission.

1.11	"Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

1.12
"Series C Director" means any director of the Company that the holders of record of the Series C Preferred Stock are entitled to elect pursuant to the Company's Series C Preferred Stock Certificate of Designation.

1.13
"Series D Director" means any director of the Company that the holders of record of the Series D Preferred Stock are entitled to elect pursuant to the Company's Series D Preferred Stock Certificate of Designation.

1.14	"Series D Preferred Stock" means shares of the Company's Series D Preferred Stock, par value $0.001 per share.

2.	Rights to Future Stock Issuances.

2.1
Participation Right .  If, at any time after the date of this Agreement and prior to the termination of this participation right pursuant to subsection 2.5, the Company should desire to issue in a transaction not registered under the Securities Act any New Securities (as hereinafter defined), it shall give each Investor the right to purchase such Investor's pro rata share (or any part thereof) of all of such privately offered New Securities on the same terms as the Company is willing to sell such New Securities to any other person, for a period of thirty (30) calendar days after the initial issuance of such New Securities. Each such Investor's pro rata share of the New Securities shall be equal to that percentage of the outstanding Common Stock of the Company held by such Investor on the date of delivery of notice to such Investor, as set forth in Section 2.2 below, of the Company's intention to sell and issue such New Securities. For purposes of this subsection 2.1, the outstanding Common Stock of the Company shall include (i) outstanding shares of Common Stock, and (ii) shares of Common Stock issued or issuable upon exercise and/or conversion of any then outstanding options, warrants and Preferred Stock of the Company.

2.2
Notice; Over-Allotment .  Promptly after the sale or issuance by the Company of any New Securities, the Company shall notify in writing each such Investor of the sale and issuance of such securities, setting forth the terms of such sale. Within seven (7) days after receipt of such notice, each such Investor shall notify the Company whether such Investor desires to purchase such Investor's pro rata share, or any part thereof, of the New Securities so offered. If such Investor elects to purchase such Investor's pro rata share, as applicable, then such Investor shall have a right of over-allotment such that if any other Investor fails to purchase such Investor's pro rata share of the New Securities, such Investors who have elected to purchase their pro rata shares may purchase, on a pro rata basis, that portion of the New Securities which such other Investor(s) elected not to purchase.

2.3
Closing of Investor Purchases.  If an Investor gives the Company notice that such Investor desires to purchase any of the New Securities offered by the Company, payment for the New Securities shall be by check or wire transfer, against delivery of the New Securities at the executive offices of the Company within twenty (20) days after giving the Company such notice. The Company shall take all such action as may be required by any regulatory authority in connection with the exercise by such Investor of the right to purchase New Securities as set forth in this Section 2.

2.4
Exempted Issuances.  The participation right contained in this Section 2 shall not apply to the issuance by the Company of New Securities (i) upon conversion of any securities registrable under the Securities Act; (ii) to officers, directors or employees of, or consultants to, the Company pursuant to a warrant, stock grant, option agreement or plan, purchase plan or other employee stock incentive program or agreement approved by the Board of Directors; (iii) in connection with the acquisition by the Company of another business entity or majority ownership thereof approved by the Board of Directors; (iv) to lease companies, real estate lessors, banks or financial institutions, in connection with any lease or debt financing transaction approved by the Board of Directors; (v) to purchase equipment or services; (vi) upon exercise of warrants outstanding as of the date of this Agreement; (vii) in connection with any stock split, stock dividend, distribution, recapitalization or similar event; (viii) in connection with a strategic investment and/or acquisition of technology or intellectual property not principally for equity financing purposes approved by the Board of Directors; (ix) pursuant to the Purchase Agreement, including without limitation issuances of shares of Series D Preferred Stock; or (x) by way of a dividend or other distribution on New Securities described in the foregoing clauses (i) through (ix).

2.5
Termination. The participation right set forth in this Section 2 shall terminate and be of no further force and effect upon such time as the Investor or its affiliates hold less than five (5) shares of Series D Preferred Stock.

3.	Additional Covenants.

3.1
Insurance.  The Company shall use its commercially reasonable efforts to obtain, within ninety (90) days of the date hereof, from financially sound and reputable insurers Directors and Officers liability insurance in an amount and on terms and conditions satisfactory to the Board of Directors, and will use commercially reasonable efforts to cause such insurance policies to be maintained until such time as the Board of Directors determines that such insurance should be discontinued. The policy shall not be cancelable by the Company without prior approval by the Board of Directors including the Series C and D Directors.

3.2
Employee Agreements.The Company will cause each person now or hereafter employed by it or by any subsidiary (or engaged by the Company or any subsidiary as a consultant/independent contractor) with access to confidential information and/or trade secrets to enter into a nondisclosure and proprietary rights assignment agreement. In addition, the Company shall not amend, modify, terminate, waive, or otherwise alter, in whole or in part, any of the above- referenced agreements or any restricted stock agreement between the Company and any employee, without the consent of the Board of Directors.

3.3
Matters Requiring Investor Director Approval.  So long as the holders of Series D Preferred Stock are entitled to elect a Series D Director, the Company hereby covenants and agrees with each of the Investors that it shall not, without approval of the Board of Directors, which approval must include the affirmative vote of the Series C and Series D Directors:

3.3.1
make, or permit any subsidiary to make, any loan or advance to, or own any stock or other securities of, any subsidiary or other corporation, partnership, or other entity unless it is wholly owned (directly or indirectly) by the Company;

3.3.2
make, or permit any subsidiary to make, any loan or advance to any Person, including, without limitation, any employee or director of the Company or any subsidiary, except advances and similar expenditures in the ordinary course of business or under the terms of an employee stock or option plan approved by the Board of Directors;

3.3.3
guarantee, directly or indirectly, or permit any subsidiary to guarantee, directly or indirectly, any indebtedness except for trade accounts of the Company or any subsidiary arising in the ordinary course of business;

3.3.4	make any investment inconsistent with any investment policy approved by the Board of Directors;

3.3.5	incur any aggregate indebtedness in excess of $100,000 that is not already included in a budget approved by the Board of Directors, other than trade credit incurred in the ordinary course of business;

3.3.6
otherwise enter into or be a party to any transaction with any director, officer, or employee of the Company or any "associate" (as defined in Rule 12b-2 promulgated under the Exchange Act) of any such person, except for transactions contemplated by this Agreement, the Purchase Agreement, and [the Employment Agreements] [; transactions resulting in payments to or by the Company in an aggregate amount less than $60,000 per year; or transactions made in the ordinary course of business and pursuant to reasonable requirements of the Company's business and upon fair and reasonable terms that are approved by a majority of the Board of Directors;

3.3.7	increase the compensation of the executive officers, including approving the creation or amendment of any option plans under which grants or stock awards may be made to executive officers;

3.3.8	change the principal business of the Company, enter new lines of business, or exit the current line of business;

3.3.9	sell, assign, license, pledge, or encumber material technology or intellectual property, other than licenses granted in the ordinary course of business.

3.4
Board Matters.  Unless otherwise determined by the vote of a majority of the directors then in office, the Board of Directors shall meet at least quarterly in accordance with an agreed-upon schedule. The Company shall reimburse the nonemployee directors for all reasonable out-of-pocket travel expenses incurred (consistent with the Company's travel policy) in connection with attending meetings of the Board of Directors. Except where prohibited by applicable law or where required by applicable listing standards or to obtain the benefit of an applicable rule or regulation (such as Rule 16b-3 or the exemptions provided under IRC §162(m)), each committee of the Company's Board of Directors shall include at least one Series C or Series D Director.

3.5
Successor Indemnification.  If the Company or any of its successors or assignees consolidates with or merges into any other Person and is not the continuing or surviving corporation or entity of such consolidation or merger, then to the extent necessary, proper provision shall be made so that the successors and assignees of the Company assume the obligations of the Company with respect to indemnification of members of the Board of Directors as in effect immediately before such transaction, whether such obligations are contained in the Company's Bylaws, its Certificate of Incorporation, or elsewhere, as the case may be.

4.	Miscellaneous.

4.1
Successors and Assigns.  The rights under this Agreement may be assigned (but only with all related obligations) by an Investor without the Company's consent, so long as the assignee acquires the Investor's ownership interest in the Company.

4.2
Governing Law.  This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of law.

4.3
Counterparts; Facsimile.This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. This Agreement may also be executed and delivered by facsimile signature and in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

4.4	Titles and Subtitles. The titles and subtitles used in this Agreement are for convenience only and are not to be considered in construing or interpreting this Agreement.

4.5
Notices.  Any notice required or permitted hereunder shall be given in writing and shall be deemed effectively given upon personal delivery and if a fax number has been provided, upon delivery (with answerback confirmed), addressed to a party at its address and the fax number, if any, shown below or at such other address and fax number as such party may designate by three days advance notice to the other party.

Any notice to the Investor shall be sent to the addresses set forth on Schedule A, with a copy to:

McLane, Graf, Raulerson & Middleton, Professional Association
900 Elm Street
P.O. Box 326
Manchester, NH 03105-0326
Attention: Thomas W. Hildreth, Esquire
Telephone: 603-628-1177
Fax: 603-625-5650

Any notice to the Company shall be sent to:

International Stem Cell Corporation
2595 Jason Court

Oceanside, CA 92056
Telephone: 760-940-6383
Fax: 760-940-6387

with a copy to:

DLA Piper US LLP
4365 Executive Drive, Suite 1100
San Diego, California 92121-2133
Attention: Douglas J. Rein, Esquire
Telephone: 858-677-1443
Fax: 858-638-5043

4.6
Amendments and Waivers.  Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance, and either retroactively or prospectively) only with the written consent of the Investors holding a majority in interest of the Series D Preferred Stock then outstanding. Notwithstanding the foregoing, this Agreement may not be amended or terminated and the observance of any term hereof may not be waived with respect to any Investor without the written consent of such Investor, unless such amendment, termination, or waiver applies to all Investors in the same fashion. No waivers of or exceptions to any term, condition, or provision of this Agreement, in any one or more instances, shall be deemed to be or construed as a further or continuing waiver of any such term, condition, or provision.

4.7
Severability.  In case any one or more of the provisions contained in this Agreement is for any reason held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect any other provision of this Agreement, and such invalid, illegal, or unenforceable provision shall be reformed and construed so that it will be valid, legal, and enforceable to the maximum extent permitted by law.

4.8
Additional Investors.  Notwithstanding anything to the contrary contained herein, if the Company issues additional shares of the Company's Series D Preferred Stock after the date hereof, whether pursuant to the Purchase Agreement or otherwise, any purchaser of such shares of Series D Preferred Stock may become a party to this Agreement by executing and delivering an additional counterpart signature page to this Agreement, and thereafter shall be deemed an "Investor" for all purposes hereunder. No action or consent by the Investors shall be required for such joinder to this Agreement by such additional Investor, so long as such additional Investor has agreed in writing to be bound by all of the obligations as an "Investor" hereunder.

4.9
Entire Agreement. This Agreement (including any Schedules and Exhibits hereto) constitutes the full and entire understanding and agreement among the parties with respect to the subject matter hereof, and any other written or oral agreement relating to the subject matter hereof existing between the parties is expressly canceled.

4.10	Termination. This Agreement shall terminate at such time as there no longer are any shares of Series D Preferred Stock outstanding.

[Signature page follows.]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

INTERNATIONAL STEM CELL CORPORATION By: Name: Title: INVESTOR: X-MASTER, INC. By: Name: Title: Andrei Semechkin Rouslan Semechkin

[Signature page for Investors' Rights Agreement]

SCHEDULE A

Investors

Andrei Semechkin
1 Overlook Drive, #11
Amherst, NH 03031

Rouslan Semechkin
1 Overlook Drive, #11
Amherst, NH 03031

X-Master, Inc.
1 Overlook Drive, #11
 Amherst, NH 03031

EXHIBIT H

FORM OF LEGAL OPINION OF DLA PIPER

DLA Piper LLP (US)
4365 Executive Drive, Suite 1100
San Diego, California  92121-2133
www.dlapiper.com

December __, 2008	OUR FILE NO. 356329-22

To the Purchasers Pursuant
to the Series D Preferred Stock
Purchase Agreement

Re:	International Stem Cell Corporation

Ladies and Gentlemen:

We have acted as counsel to International Stem Cell Corporation, a Delaware corporation (the “Company”), in connection with the Series D Preferred Stock Purchase Agreement, dated as of December __, 2008, between you and the Company (the “Agreement”) and the transactions contemplated therein.  This opinion is being furnished to you pursuant to Section 4.5 of the Agreement.  Capitalized terms used herein and not otherwise defined herein shall have the respective meanings assigned to such terms in the Agreement.

In connection with this opinion, we have examined the following:

1.            The records of all proceedings made available to us by the Company relating to the sale of the Shares pursuant to the Agreement.

2.            The executed copies of the Transaction Agreements.

3.            The certificates of various corporate officers of even date herewith delivered by the Company to you pursuant to the Agreement.

4.            The other closing documents delivered by the Company on the date hereof.

5.            The other instruments, corporate records, certificates and other documents listed on Exhibit A.

As to factual matters, subject to the further limitations on the scope of our review and inquiry set forth below, we have relied solely upon certificates of public officials (as to which we have assumed the accuracy, completeness and genuineness) and of officers of the Company, written representations made by the Company, written representations made to us by officers of the Company, and an examination of documents made available to us by the Company.  We have not undertaken to independently verify the accuracy of the facts set forth in such certificates and representations; however, nothing has come to our attention which would lead us to believe that such certificates or representations are inaccurate.

We have assumed (i) the genuineness and authenticity of all documents submitted to us as originals, (ii) the conformity to genuine, authentic originals of all documents submitted to us as copies, (iii) the competence of all individuals executing documents, (iv) the due execution and delivery of the Agreement by you, when due execution and delivery are a prerequisite to the effectiveness thereof, (v) that the Agreement is a binding obligation of yours, and (vi) that you have received all of the documents and instruments that you were required to receive under the Agreement.

December __, 2008
Page Two

With respect to our opinion in Paragraph 1 as to the good standing of the Company, we have relied exclusively on the certificates of public officials.

With respect to our opinion in Paragraph 4, we express no opinion as to (i) the availability of equitable remedies, including specific performance, (ii) the effect of bankruptcy, insolvency, reorganization or similar laws affecting creditors rights generally, (iii) compliance with applicable usury laws, and (iv) the effect of Section 1698 of the California Civil Code and similar statutes and federal laws and judicial decisions providing that oral modifications to a contract or waivers of contractual provisions may be enforceable, if the modification was performed, notwithstanding any express provision in the agreement that the agreement may only be modified or an obligation thereunder waived in writing or creating an implied agreement from trade practices or course of conduct.

With respect to our opinion in Paragraph 6 that the shares of Common Stock issuable upon conversion of the Series C Preferred Stock will be validly issued, we have assumed that such shares will be evidenced by appropriate certificates, duly executed and delivered.

We have assumed that the Transaction Agreements and the transactions contemplated thereby were fair and reasonable to the Company at the time of their approval by the Board of Directors of the Company.  We express no opinion as to whether the directors or shareholders of the Company have complied with any applicable fiduciary duties in connection with the authorization and performance of the Transaction Agreements.

Where we render our opinion “to our knowledge” or concerning an item “known to us” or our opinion otherwise refers to our knowledge, it is based solely upon certificates of officers of the Company, written representations made to us by officers of the Company and the current actual knowledge of Douglas Rein and Bethany Blanton, the attorneys within the firm who have performed services for the Company in connection with the transaction.  Except as set forth herein, we have not undertaken any independent investigation to determine the existence or absence of any fact and no inference as to our knowledge of the existence or absence of any such fact should be drawn merely from our representation of the Company with respect to other matters or the rendering of the opinions set forth below.

Our opinion is limited to matters of the General Corporation Law of the State of Delaware (the “DGCL”), the internal laws of the State of California and the laws of the United States applicable thereto.  With respect to the DGCL we have based our opinion solely upon our examination of such statute as reported in standard, unofficial compilations thereof and we have not examined any other laws or court cases related thereto.  We express no opinion as to the laws of any other jurisdiction, or the effect of such laws on the transactions contemplated by the Transaction Agreements or on the opinions expressed herein.  Opinions of counsel licensed to practice law in the states other than California have not been obtained to support the opinions contained herein.

December __, 2008
Page Three

We express no opinion with respect to any questions of choice of law, choice of venue or conflict of laws.  We express no opinion as to the compliance or noncompliance with the antifraud provisions of state and federal laws, rules and regulations concerning the issuance of securities, including, without limitation, the accuracy and completeness of the information provided by the Company to you in connection with the offer and sale of the Shares.  We also express no opinion with respect to the enforceability of the Agreement under Section 1670.5 of the California Civil Code.

Based upon our examination of the foregoing, in reliance thereon, and subject thereto, we are of the opinion that, as of the date hereof:

1.            The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware.

2.            The Company has all requisite corporate power and authority to own and operate its properties and to carry on its business as, to our knowledge, it is now conducted and presently proposed to be conducted.

3.            The Company has the requisite corporate power and authority to execute, deliver, carry out, and perform the Transaction Agreements and carry out and perform its obligations under the terms of the Transaction Agreements.

4.            The Transaction Agreements have been duly authorized by all necessary corporate action on the part of the Company, have been duly executed and delivered by the Company and each constitutes the legal, valid and binding obligation of the Company, enforceable in accordance with its terms.

5.            The authorized capital stock of the Company consists of 200,000,000 shares of Common Stock and 20,000,000 shares of Preferred Stock.

6.            The issuance, sale and, delivery of the Shares by the Company to the Purchasers in accordance with the Agreement has been duly authorized by all necessary corporate action on the part of the Company, and the Shares, when so issued, sold and delivered against payment therefor in accordance with the provisions of the Agreement, will be validly issued, fully paid, and non-assessable.  The Common Stock issuable upon conversion of the Shares has been duly and validly reserved, and when issued in accordance with the Certificate of Incorporation, will be validly issued, fully paid and nonassessable.

These opinions are limited to the matters expressly stated herein and are rendered solely for your benefit and may not be quoted or relied upon for any other purpose or by an other person without our prior express written consent.

December __, 2008
Page Four

This opinion is given as of the date hereof and we assume no obligation, to update or supplement this opinion to reflect any facts or circumstances which may hereafter come to our attention or any changes in laws which may hereafter occur.

Very truly yours,

DLA Piper LLP (US)

EXHIBIT A

The Certificate of Incorporation of the Company, as amended to date.

The Bylaws of the Company.

Certificate of Good Standing issued by the Delaware Secretary of State for the Company on December [____], 2008.